                                                Filed pursuant to Rule 424(b)(2)
                                                Registration No. 333-16233

Prospectus Supplement
(To Prospectus dated January 24, 1997)

                                 $246,773,107

                         Bay View 1999-LG-1 Auto Trust
                   Automobile Receivable Backed Certificates

                     Bay View Securitization Corporation,
                                 as depositor

                       Bay View Acceptance Corporation,
                                  as servicer

     We are offering the following classes of automobile receivable backed certificates:

                                                                       Final
                              Initial           Pass Through         Scheduled                               Underwriting
       Class of             Certificate           Interest          Distribution         Price                 Discount
     Certificates             Balance               Rate                Date           to Public            per Certificate
----------------------     -------------        ------------      ----------------   --------------         ---------------
Class A-1 certificates     $  42,750,000          6.12912%        January  15, 2001     100.0000%                .20%
Class A-2 certificates     $  97,000,000          6.88000%        February 15, 2003     99.99141%                .20%
Class A-3 certificates     $  55,000,000          6.91000%        March 15, 2004        99.98567%                .20%
Class A-4 certificates     $  52,023,107          7.07000%        December 15, 2008     99.98720%                .20%
Class I Interest Only
  certificates             $ 184,645,582/(1)/     1.50000%                --             1.52000%/(2)/           .50%

---------------------
(1)  Initial notional principal amount.
(2)  As a percent of initial notional principal amount.

     The total price to the public is $249,556,847. The total underwriting discount is $507,579. The total proceeds to the depositor, including accrued interest of $611,066, are $249,660,334.

     The offered certificates represent interests of the Bay View 1999-LG-1 Auto Trust only and do not represent obligations of or interests in Bay View Securitization Corporation, Bay View Acceptance Corporation, any of their affiliates or any governmental agency. You should carefully consider the factors set forth under "Risk Factors" beginning on page S-11 of this prospectus supplement and on page 11 in the prospectus.

                      __________________________________

     This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      __________________________________


     PaineWebber Incorporated                  Morgan Stanley Dean Witter

          The date of this prospectus supplement is December 9, 1999.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in the following documents:

     (1) this prospectus supplement, which describes the specific terms of the offered certificates; and

     (2) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     If the description of the offered certificates varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     In this prospectus supplement and the accompanying prospectus, "we" refers to the depositor, Bay View Securitization Corporation, and "you" refers to any prospective investor in the offered certificates.

                               TABLE OF CONTENTS

SUMMARY OF TERMS......................................................................................     S-5
     Issuer...........................................................................................     S-5
     Depositor........................................................................................     S-5
     Servicer.........................................................................................     S-5
     Trustee..........................................................................................     S-5
     Dates............................................................................................     S-5
     The Offered Certificates.........................................................................     S-5
     Distribution Date................................................................................     S-5
     Interest on the Class A Certificates.............................................................     S-6
     Distributions of Principal.......................................................................     S-6
     The Class I Certificates.........................................................................     S-6
     Class I Notional Principal Amount................................................................     S-7
     The Class IC Certificate.........................................................................     S-8
     The Trust Assets.................................................................................     S-8
     Available Funds; Rights of the Class IC Certificateholder........................................     S-9
     The Policy.......................................................................................     S-9
     Policy Amount....................................................................................     S-9
     Insurer..........................................................................................    S-10
     Legal Investment.................................................................................    S-10
     Optional Redemption..............................................................................    S-10
     Tax Status.......................................................................................    S-10
     Ratings..........................................................................................    S-10
     ERISA Considerations.............................................................................    S-10

RISK FACTORS..........................................................................................    S-11
     You May Not be Able to Resell the Offered Certificates...........................................    S-11
     The Offered Certificates Are Interests in the Trust Only and are Not Guaranteed by any Other
     Party............................................................................................    S-11
     Prepayments May Reduce the Yield on the Class I Certificates.....................................    S-11
     You May Incur a Loss if there is a Default Under the Policy......................................    S-11
     The Insolvency of BVAC or its Affiliates Could Reduce Payments to You............................    S-12
     A Change in the Certificate Ratings May Adversely Affect the Offered Certificates................    S-13
     Geographic Concentrations of the Receivables May Increase the Losses Realized by the Trust.......    S-13

BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES........................................................    S-14

FORMATION OF THE TRUST................................................................................    S-14

THE RECEIVABLES POOL..................................................................................    S-15
     General..........................................................................................    S-15
     Composition of the Receivables by Financed Vehicle Type as of November 30, 1999..................    S-16
     Distribution of the Receivables by Remaining Term to Stated Maturity as of November 30, 1999.....    S-17
     Geographic Distribution of the Receivables as of November 30, 1999...............................    S-17
     Distribution of the Receivables by Financed Vehicle Model Year as of November 30, 1999...........    S-18
     Distribution of the Receivables by Contract Rate as of November 30, 1999.........................    S-18
     Delinquency and Net Credit Losses................................................................    S-19

YIELD AND PREPAYMENT CONSIDERATIONS...................................................................    S-21
     General..........................................................................................    S-21
     The Class I Certificates.........................................................................    S-21

THE OFFERED CERTIFICATES..............................................................................    S-21
     Sale and Assignment of Receivables...............................................................    S-22
     Accounts.........................................................................................    S-22
     Advances.........................................................................................    S-22
     Distributions on the Offered Certificates........................................................    S-22
     The Class I Certificates -- Calculation of Notional Principal Amount.............................    S-26
     Class I Yield Considerations.....................................................................    S-29

     Distributions on the Class IC Certificate.........................................................   S-30
     The Policy........................................................................................   S-30
     Rights of the Insurer upon Servicer Default, Amendment or Waiver..................................   S-31

THE INSURER............................................................................................   S-32
     MBIA..............................................................................................   S-32
     MBIA Financial Information........................................................................   S-32
     Where You Can Obtain Additional Information About MBIA............................................   S-33
     Year 2000 Readiness Disclosure....................................................................   S-33
     Financial Strength Ratings of MBIA................................................................   S-33

REPORTS TO CERTIFICATEHOLDERS..........................................................................   S-34

ERISA CONSIDERATIONS...................................................................................   S-34

UNDERWRITING...........................................................................................   S-34

LEGAL OPINIONS.........................................................................................   S-35

EXPERTS................................................................................................   S-35

INDEX OF PRINCIPAL TERMS...............................................................................   S-36

                               SUMMARY OF TERMS

 .    This summary highlights selected information from this prospectus supplement and does not contain all the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus supplement and accompanying prospectus.

 .    The definitions of or references to capitalized terms used in this prospectus supplement can be found on the pages indicated in the "Index of Principal Terms" on page S-11 in this prospectus supplement or on page 11 of the accompanying prospectus.

Issuer

The Bay View 1999-LG-1 Auto Trust will issue the certificates offered in this prospectus supplement.

Depositor

Bay View Securitization Corporation is the depositor of the trust. The depositor will transfer the automobile receivables and related property to the trust. The depositor is a wholly-owned subsidiary of Bay View Capital Corporation ("BVCC").

Servicer

Bay View Acceptance Corporation ("BVAC") will act as the servicer of the trust. The servicer will receive and apply payments on the receivables, service the collection of the receivables and direct the trustee to make the appropriate distributions to the certificateholders. The servicer will receive a monthly servicing fee as compensation for its services. The servicer is a wholly-owned subsidiary of Bay View Bank, N.A. (the "Bank"), which is a wholly-owned subsidiary of BVCC. See "Bay View Acceptance Corporation and Affiliates" in this prospectus supplement.

Trustee

Bankers Trust Company.

Dates

Cutoff Date

     . November 30, 1999. The trust will receive payments received with respect to the receivables after this date. This is also the date used for preparing the statistical information used in this prospectus supplement.

Closing Date

     .    December 14, 1999.

The Offered Certificates

On the closing date, the trust will issue the Class A-l certificates, the Class A-2 certificates, the Class A-3 certificates, the Class A-4 certificates and the Class I certificates (collectively we refer to these certificates offered for sale as the "offered certificates") as described below, under a pooling and servicing agreement among the depositor, the servicer and the trustee. We are offering these certificates for sale in this prospectus supplement. The interest rates and initial certificate balances of the Class A certificates are as follows:

                                Pass-Through         Initial
                                Interest Rate      Certificate
                                 (per annum)         Balance
                                -------------      -----------

     Class A-1 certificates          6.12912%      $42,750,000
     Class A-2 certificates          6.88000%      $97,000,000
     Class A-3 certificates          6.91000%      $55,000,000
     Class A-4 certificates          7.07000%      $52,023,107


The Class I certificates will be issued with an original notional principal amount of $184,645,582. See "The Offered Certificates" in this prospectus supplement.

Distribution Date

The trust will distribute interest and principal on the offered certificates on the fifteenth calendar day of each month or, if such day is not a business day, on the next business day. The distributions will begin on January 18, 2000 and will be made to holders of record of the offered certificates as of the record date, which will be the last day of the collection period related to the distribution date. The collection period with respect to any distribution date is the calendar month immediately preceding the calendar month in which such distribution date occurs. See "The Offered Certificates -- Distributions on the Offered Certificates" in this prospectus supplement and "Description of the Certificates -- Definitive Certificates" in the accompanying prospectus.

Interest on the Class A Certificates

Interest on the Class A-1 certificates will be calculated on the basis of a 360-day year and the actual number of days from the previous distribution date through the day before the related distribution date. Interest on all other classes of certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" and "The Offered Certificates -- Distributions on the Offered Certificates" in this prospectus supplement.

Class A-1 Monthly Interest.   Generally, the amount of monthly interest
distributable to the Class A-1 certificateholders on each distribution date is the product of:

     (1)  1/360th of the interest rate for the Class A-1 certificates;

     (2) the actual number of days from the previous distribution date through the day before the related distribution date or, in the case of the first distribution date, from the closing date; and

     (3) the aggregate outstanding certificate balance of the Class A -1 certificates on the preceding distribution date (after giving effect to all distributions to certificateholders on such date).

Monthly Interest for Other Class A Certificates. Generally, the amount of monthly interest distributable to each class of Class A certificateholders (other than the Class A-1 certificateholders) on each distribution date is the product of:

     (1) one-twelfth of the interest rate applicable to such class of certificates; and

     (2) the aggregate outstanding certificate balance of such class on the preceding distribution date (after giving effect to all distributions to certificateholders on such date) or, in the case of the first distribution date, from the closing date.

Distributions of Principal

The trust will distribute principal on each distribution date to the Class A certificateholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month. See "The Offered Certificates -- Distributions on the Offered Certificates" in this prospectus supplement.

Generally, principal will be distributed to the Class A certificateholders in the order of the alpha-numeric designation of each class of the Class A certificates, starting with the Class A-1 certificates and ending with the Class A-4 certificates. For example, no principal will be distributed to the Class A-2 certificateholders until the outstanding certificate balance of the Class A-1 certificates has been reduced to zero.

The trust must distribute an amount equal to the outstanding certificate balance of each class of Class A certificates, to the extent not previously distributed, by the final scheduled distribution date for such class of Class A certificates as follows:

                                        Final Scheduled
                                       Distribution Date
                                       -----------------

     Class A-1 certificates            January 15, 2001
     Class A-2 certificates            February 15, 2003
     Class A-3 certificates            March 15, 2004
     Class A-4 certificates            December 15, 2008


Since the rate of distribution of principal of each class of Class A certificates depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal paid in respect of defaulted receivables and purchased receivables), the final scheduled distribution in respect of each class of Class A certificates could occur significantly earlier than the respective final scheduled distribution dates. See "Risk Factors --You May Incur a Loss if there is a Default Under the Policy" and "The Offered Certificates -- Distributions on the Offered Certificates" in this prospectus supplement.

The Class I Certificates

The Class I certificates are interest only certificates which will not receive any principal distributions. The pass-through rate for the Class I certificates is 1.50% per annum. Interest on the Class I certificates will accrue on the notional principal amount of the Class I certificates at the Class I pass-through rate. The notional principal amount represents a designated notional principal component of the receivables. The notional principal amount is $184,645,582 as of the closing date and shall be reduced on each distribution date as described below.

Interest on the Class I certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Generally, the amount of interest distributable to Class I certificateholders on each distribution date is the product of one-twelfth of the Class I pass-through rate and the notional principal amount as of the preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any reduction of the notional principal amount on such distribution date). Such amount will also be determined by assuming that the month of the closing date has 30 days. Class I certificateholders will not be entitled to any distributions after the notional principal amount has been reduced to zero.

Class I Notional Principal Amount

The Class I certificates are interest only certificates based upon a planned amortization of the notional principal amount of the Class I certificates. We intend this amortization feature to reduce the uncertainty to Class I certificateholders caused by prepayments on the receivables. We base the reduction in the notional principal amount on an expected principal paydown schedule rather than on the reduction in the actual principal balances of the receivables. We expect the interest payments on the Class I certificates to come from the excess of interest earned on the receivables over distributions of monthly interest on the Class A certificates and the payment of the monthly servicing fee. We divided the aggregate Class A certificate balance into two notional principal components, the "PAC Component" and the "Companion Component," for purposes of calculating the notional principal amount. The sum of the PAC Component and the Companion Component at any time will equal the then aggregate unpaid aggregate Class A certificate balance at such time. The notional principal amount of the Class I certificates will equal the principal balance of the PAC Component at all times as such amount is calculated using the allocations of principal payments described below.

The pooling and servicing agreement establishes the planned schedule for the amortization of the notional principal amount (the "Planned Notional Principal Amount Schedule") and we provide this schedule to you in this prospectus supplement under "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount."

On each distribution date, the amount of monthly principal allocated to Class A certificateholders will determine the reduction in the notional principal amount as follows:

     (1) to the PAC Component in an amount up to the amount necessary to reduce this amount to the amount specified in the Planned Notional Principal Amount Schedule for such distribution date;

     (2) to the Companion Component, until the outstanding principal amount is reduced to zero; and

     (3) to the PAC Component, without regard to the planned notional principal amount.

The notional principal amount of the Class I certificates will be the same amount as the outstanding amount of the PAC Component and will decline as the PAC Component declines.

The Planned Notional Principal Amount Schedule is based on the assumption that the receivables prepay at a constant prepayment rate between 1.60% and 2.50% ABS (which is an assumed constant rate of prepayments used in the ABS prepayment model set forth in this prospectus supplement). The yield to maturity of the Class I certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the receivables and may fluctuate significantly during the actual term of the Class I certificates. If the receivables prepay at a constant rate within the range of 1.60% to 2.50% ABS, the PAC Component (and the notional principal amount of the Class I certificates) will decline according to the Planned Notional Principal Amount Schedule. If the receivables prepay at a constant rate higher than 2.50% ABS, the yield on the Class I certificates will be reduced because (1) the amount of the Companion Component will be reduced to zero more quickly than scheduled, and
(2) the amount of the PAC Component (and the notional principal amount) will decline more quickly than provided in the Planned Notional Principal Amount Schedule. A rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions) will have a material negative effect on the yield to maturity of the Class I Certificates.

The Planned Notional Principal Amount Schedule has been prepared on the basis of certain assumptions, which are described in this prospectus supplement under "The Offered Certificates -- Class I Yield Considerations." You should fully consider the risks associated with owning Class I certificates, including the risk that a rapid rate of prepayments could prevent you from recovering your initial investment in the Class I certificates. See "Risk Factors -- Prepayments May Reduce the Yield on the Class I Certificates" and "Yield and Prepayment Considerations -- The Class I Certificates" in this prospectus supplement.

The Class IC Certificate

In addition to the Class A and Class I certificates, the trust will issue a Class IC certificate pursuant to the pooling and servicing agreement. The Class IC certificate will be retained by the depositor. We are not offering this certificate for sale in this offering.

The Trust Assets

The trust assets will include:

 .    a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans;

 .    certain monies (including accrued interest) due in respect of the receivables after November 30, 1999, but excluding accrued interest paid before the closing date;

 .    security interests in the related vehicles financed through the receivables;

 .    funds on deposit in a certificate account;

 .    any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

 .    an unconditional and irrevocable insurance policy issued by MBIA Insurance
     Corporation guaranteeing payments of principal and interest on the certificates; and

 .    certain rights under the agreements by which the receivables are sold from
     BVAC to the seller and from the seller to the trust.

The receivables arise from:

(1) motor vehicle installment sale contracts that were originated by dealers for assignment to BVAC or the Bank (directly or through Ultra Funding Corporation ("Ultra"), or Bay View Credit ("BVC"), both of which were wholly-owned subsidiaries of BVAC prior to being merged into BVAC on June 14, 1999, or California Thrift & Loan ("CTL"), which was renamed Bay View Credit on January 2, 1998) or

(2) motor vehicle loan contracts that were solicited by dealers for origination by BVC, the Bank or CTL.

As a result of the renaming of CTL and subsequent merger into BVAC, all references to CTL in the accompanying prospectus refer to BVAC except to the extent such information is superseded in this prospectus supplement.

BVAC will sell all the receivables to be included in the trust to the depositor. The trust will acquire its assets from the depositor pursuant to the pooling and servicing agreement. See "Formation of the Trust" in this prospectus supplement.

Payment of the amount due to the registered lienholder under each receivable is secured by a first perfected security interest in the related financed vehicle. BVC, the Bank (or its predecessor, Bay View Federal Bank) or CTL is or will be the registered lienholder (the "Named Lienholders") on the certificate of title of each of the financed vehicles.

The receivables were selected from the automobile receivable portfolio of BVAC, based on the criteria specified in the pooling and servicing agreement and described in this prospectus supplement under "The Receivables Pools," and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the accompanying prospectus.

The underwriting procedures and standards employed by BVC with respect to the receivables were substantially similar to those described under "The Receivables Pools -- Underwriting Procedures" in the accompanying prospectus. The underwriting procedures and standards employed by Ultra are generally similar to those used by BVC and CTL except that Ultra used a scoring model developed by Fair Isaac & Co. Inc. based on the industry experience of its clients, the maximum amount financed is generally lower than the amount permitted under the guidelines used by BVC or CTL and lastly, BVC and CTL generally verified receipt of the automobile and other information with the borrower.

Available Funds; Rights of the Class IC Certificateholder

The amount of funds available for distribution to Class A and Class I certificateholders on any distribution date will consist of funds from the following sources:

     (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3)  interest earned on funds on deposit in the certificate account;

     (4)  liquidation proceeds received in respect of receivables;

     (5) advances received from the servicer in respect of interest on certain delinquent receivables; and

     (6) amounts received in respect of required repurchases or purchases of receivables by BVAC or the servicer.

The trustee will draw on the policy if the amount of available funds for any distribution date is not sufficient to pay:

     (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust); and

     (2) the required distributions of interest to the Class A and Class I certificateholders and principal to the Class A certificateholders.

If there is a default under the policy, any losses on the receivables will be borne directly by the Class A certificateholders pro rata (to the extent of the outstanding class or classes of Class A certificates at such time) and the Class
I certificateholders.   See "Risk Factors -- You May Incur a Loss if there is a
Default Under the Policy," "The Offered Certificates -- Accounts" and "-- Distributions on the Offered Certificates" in this prospectus supplement.

Any amount on deposit in the certificate account on any distribution date after all other required deposits to and withdrawals from the certificate account have been made will be distributed to the Class IC certificateholder. Any such distribution to the Class IC certificateholder will no longer be an asset of the trust.

See "The Offered Certificates -- Accounts" and "-- The Policy" in this prospectus supplement.

The Policy

The depositor will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of the monthly servicing fee and the distribution of monthly interest and monthly principal on the offered certificates up to the policy amount.

In addition, the policy will cover any amount paid or required to be paid by the trust to the Class A and Class I certificateholders, which amount is sought to be recovered as a voidable preference by a trustee in bankruptcy of BVAC or the depositor under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

See "The Offered Certificates -- The Policy" in this prospectus supplement.

Policy Amount

The policy amount with respect to any distribution date will be:

     the sum of:

     (1)  the monthly servicing fee;

     (2)  monthly interest;

     (3) the lesser of (a) the outstanding aggregate certificate balance of all classes of Class A certificates on such distribution date (after giving effect to any distributions of available funds to distribute monthly principal on such distribution date) and (b) the initial aggregate certificate balances of the Class A certificates minus all amounts drawn on the policy with respect to monthly principal.

Insurer

MBIA Insurance Corporation is the insurer and will guarantee the payment of monthly interest and monthly principal under the terms of the policy. See "The Insurer" in this prospectus supplement.

Legal Investment

The Class A-1 certificates will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Redemption

The servicer has the right to purchase all of the receivables as of the last day of any collection period on which (1) the aggregate balance of the receivables on the related distribution date (after the distribution of all amounts to be paid on such distribution date) will be equal to or less than 10% of the initial aggregate balance of the receivables and (2) the notional principal amount of the Class I certificates is zero (or will be reduced to zero on or before the related distribution date). We will redeem the offered certificates as a result of such a purchase of the receivables.

The purchase price for the receivables will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1) 100% of the outstanding aggregate certificate balance of all classes of the Class A certificates,

     (2) accrued and unpaid interest on the outstanding certificate balances of all outstanding classes of the offered certificates at the weighted average interest rate of the receivables, and

     (3)  any amounts due the insurer.

Tax Status

In the opinion of special tax counsel to the depositor, for federal income tax purposes the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

The trustee and the certificateholders will agree to treat the trust as a partnership for federal income tax purposes. As a partnership, the trust will not be subject to federal income tax and the certificateholders will be required to report their respective shares of the trust's taxable income, deductions and other tax attributes. See "Federal Income Tax Consequences" in the accompanying prospectus.

Ratings

On the closing date, each class of offered certificates will be issued only if such class receives ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., as follows:

                                      Rating
                               --------------------
                                Moodys         S&P
                               --------       -----
Class A-1 certificates          P-1            A-1+
Class A-2 certificates          Aaa             AAA
Class A-3 certificates          Aaa             AAA
Class A-4 certificates          Aaa             AAA
Class I certificates            Aaa            AAAr


A rating is not a recommendation to buy, sell or hold the offered certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- A Change in the Certificate Ratings May Adversely Affect the Offered Certificates" in this prospectus supplement.

ERISA Considerations

The offered certificates may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of the offered certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                 RISK FACTORS

     You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the offered certificates.

You May Not be Able to Resell the Offered Certificates       There is currently no secondary market for the offered
                                                             certificates.  The underwriters currently intend to
                                                             make a market to enable resale of the offered
                                                             certificates, but are under no obligation to do so.
                                                             As such, we cannot assure you that a secondary market
                                                             will develop for your certificates or, if one does
                                                             develop, that such market will provide you with
                                                             liquidity of investment or that it will continue for
                                                             the life of your certificates.

The Offered Certificates Are Interests in the Trust          The offered certificates are interests in the trust
Only and are Not Guaranteed by any Other Party               only and do not represent an interest in or obligation
                                                             of the depositor, BVAC, any of their affiliates or any
                                                             other party or governmental body.  Except for the
                                                             policy, the offered certificates have not been insured
                                                             or guaranteed by any party or governmental body.  See
                                                             "The Offered Certificates -- Distributions on the
                                                             Offered Certificates" and "-- The Policy" and "The
                                                             Insurer" in this prospectus supplement.

Prepayments May Reduce the Yield on the Class I              If the Receivables prepay at a constant rate within
Certificates                                                 the range of 1.60% to 2.50% ABS assumed in preparing
                                                             the Planned Notional Principal Amount Schedule, the
                                                             notional principal amount will be reduced in
                                                             accordance with the Planned Notional Principal Amount
                                                             Schedule.  If the receivables prepay at a constant
                                                             rate higher than 2.50% ABS, the notional principal
                                                             amount will be reduced more quickly than provided in
                                                             the Planned Notional Principal Amount Scheduled and
                                                             will reduce the yield of the Class I certificates.  A
                                                             rapid rate of principal prepayments will have a
                                                             material negative effect on the yield to maturity of
                                                             the Class I certificates.  You should fully consider
                                                             the risks associated with owning Class I certificates,
                                                             including the risk that a rapid rate of prepayments
                                                             could prevent you from recovering your initial
                                                             investment in the Class I certificates.  See "Yield
                                                             and Prepayment Considerations -- The Class I
                                                             Certificates" in this prospectus supplement.

You May Incur a Loss if there is a Default Under the         If the insurer fails to make a required payment under
Policy                                                       the policy, the trust will depend solely on payments
                                                             on and proceeds from the receivables.  If the insurer
                                                             fails to make a payment required under the policy to
                                                             the trust when due for any reason, such failure will
                                                             constitute an insurer default under the policy.


                                                             If the trust does not have sufficient funds to fully
                                                             make the required distributions to Class A and Class I
                                                             certificateholders on a distribution date during a
                                                             default by the insurer, distributions on the offered
                                                             certificates on such distribution date will generally
                                                             be reduced in the following order:

                                                                 1.  Class A monthly principal, pro rata,
                                                                     and
                                                                 2.  Class A and Class I monthly interest, pro rata.

                                                             See "The Receivables Pool -- Delinquency and Net
                                                             Credit Losses" and "The Offered Certificates --
                                                             Accounts," --Distributions on the Offered
                                                             Certificates" and "-- The Policy" in this prospectus
                                                             supplement.

The Insolvency of BVAC or its Affiliates Could Reduce        BVAC will warrant to the depositor in the purchase
Payments to You                                              agreement that the sale of the receivables by BVAC to
                                                             the depositor and by the depositor to the trust, are
                                                             valid sales of the receivables to the depositor and to
                                                             the trust.  The benefit of such warranty will be
                                                             assigned by the depositor to the trust in the pooling
                                                             and servicing agreement.  However, the interest of the
                                                             trust could be affected by the insolvency of BVAC or
                                                             its affiliates as follows:

                                                             (1)  If BVAC or the depositor becomes a debtor in a
                                                                  bankruptcy case and a creditor or
                                                                  trustee-in-bankruptcy of such debtor or the debtor
                                                                  itself claims that the sale of receivables to the
                                                                  depositor or the trust, as applicable, constitutes a
                                                                  pledge of the receivables to secure a loan to such
                                                                  debtor, then delays in distributions to Class A and
                                                                  Class I certificateholders could occur.  If the court
                                                                  rules in favor of any such bankruptcy trustee,
                                                                  creditor or debtor, then reductions in the amounts of
                                                                  such payments could result.

                                                             (2)  If the transfer of receivables to the depositor
                                                                  or the trust is treated as a pledge rather than a
                                                                  sale, a tax or government lien on the property of BVAC
                                                                  or the depositor arising before the transfer of such
                                                                  receivables to the trust may have priority over the
                                                                  trust's interest in such receivables.

                                                             However, if the transfers of receivables from BVAC to
                                                             the depositor and from the depositor to the trust are
                                                             treated as sales, the receivables would not be part of
                                                             BVAC's or the depositor's bankruptcy estate and would
                                                             not be available to creditors of BVAC or the depositor.


                                                             In addition, because BVAC is a wholly owned subsidiary
                                                             of the Bank, if the FDIC is appointed the receiver or
                                                             conservator of the Bank, the FDIC could take actions
                                                             which could negatively affect BVAC by repudiating or
                                                             modifying agreements between BVAC and the depositor.
                                                             Such action by the FDIC could impair or delay the
                                                             ability of the depositor to make distributions to
                                                             Class A and Class I certificateholders.

A Change in the Certificate Ratings May Adversely            Moody's Investors Service and Standard & Poor's
Affect the Offered Certificates                              Ratings Services are the rating agencies rating the
                                                             offered certificates.  The rating for the offered
                                                             certificates will reflect only the view of the
                                                             relevant rating agency.  We cannot assure you that any
                                                             such rating will continue for any period of time or
                                                             that any rating will not be revised or withdrawn
                                                             entirely by such rating agency if, in its judgment,
                                                             circumstances so warrant.  A revision or withdrawal of
                                                             such rating may have an adverse effect on the
                                                             liquidity and market price of your offered
                                                             certificates.  A rating is not a recommendation to
                                                             buy, sell or hold the offered certificates.

Geographic Concentrations of the Receivables May             As of November 30, 1999, based upon billing address
Increase the Losses Realized by the Trust                    information provided to BVAC, the obligors resided in
                                                             50 states and the District of Columbia, three of
                                                             which, California, Illinois and Texas account for
                                                             approximately 35.78%, 11.81% and 31.81%, respectively,
                                                             of the aggregate principal balance of the receivables.
                                                             Adverse economic conditions in California, Illinois or
                                                             Texas could adversely affect the delinquency, loan
                                                             loss or repossession experience of the trust.

                 BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES

     BVAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. BVAC currently acquires receivables from over 3,800 manufacturer franchised automobile dealerships in 14 states. BVAC is a Nevada corporation, formerly known as Bay View Financial Corporation ("BVFC") and was formed in 1989 by BVAC's parent, the Bank. The Bank is the wholly-owned subsidiary of BVCC. In January, 1998 BVFC was renamed BVAC and entered the indirect automobile finance business through a corporate restructuring by which it became the holding company of CTL, formerly a California thrift and loan acquired by BVCC in June, 1996. CTL was also renamed in January 1998, as BVC. CTL's primary business was the underwriting and purchasing of high yield retail installment sales contracts secured by new and used automobiles and light-duty trucks from dealers located primarily in the States of California, Arizona, Colorado, Illinois, New Mexico, Nevada, Oregon and Texas. BVAC began purchasing and originating receivables in January, 1998.

     Ultra was organized in August 1997 by BVCC primarily to acquire retail installment sales contracts secured by new and used automobiles originated by Ultra Funding, Ltd., based in Austin, Texas, which Ultra acquired in October 1997. From November 1996 until its acquisition, BVCC participated in a strategic alliance with Ultra Funding, Ltd. to purchase from Ultra Funding, Ltd. all motor vehicle loan contracts meeting BVCC's underwriting criteria. BVC and Ultra were both merged into BVAC in June, 1999. For the fiscal years ended December 31, 1996, 1997, 1998, and the nine months ended September 30, 1999, BVAC and/or the other Named Lienholders acquired motor vehicle loans aggregating $98 million, $312 million, $432 million and $372 million, respectively. At September 30, 1999 the servicing portfolio of BVAC (consisting of the principal balance of receivables held to maturity and securitized receivables) totaled approximately $748 million. The depositor is a wholly-owned bankruptcy remote subsidiary of BVCC.

                             FORMATION OF THE TRUST

     The depositor will establish the trust by assigning the trust assets to the trustee in exchange for the certificates. The depositor will sell the offered certificates and retain the Class IC certificate. BVAC will service the receivables pursuant to the pooling and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the trustee or make any notation of the trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the pooling and servicing agreement, BVAC may delegate its duties as servicer and custodian, however, any such delegation will not relieve BVAC of its liability and responsibility with respect to such duties. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Distribution of Expenses" and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

     The depositor will obtain the policy for the benefit of the Class A and Class I certificateholders. The trustee will draw on the policy, up to the policy amount, if available funds (after paying amounts owed to the servicer) are not sufficient to fully distribute monthly interest and monthly principal. If there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for distributions of interest and
principal on the offered certificates.   In such event, certain factors, such as
the trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the certificateholders. See "The Offered Certificates -- Accounts," "-- Distributions on the Offered Certificates" and -- The Policy" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

                             THE RECEIVABLES POOL

General

     The receivables were acquired by BVAC or a Named Lienholder from dealers or originated by BVAC or a Named Lienholder through dealers in the ordinary course of business. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

     The receivables were selected from the portfolio of BVAC for purchase by the depositor according to several criteria, including that each receivable:

     .    is secured by a new or used vehicle;

     . provides for level monthly payments (except for the initial down payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

     .    is a precomputed receivable or a simple interest receivable;

     . has an original term to stated maturity of not more than 96 months and not less than eighteen months;

     . has a remaining term to stated maturity of not more than 96 months and not less than twelve months; and

     . has a contract rate of interest (exclusive of prepaid finance charges) of not less than 10.99%.

     The weighted average remaining term to stated maturity of the receivables was approximately 57 months as of November 30, 1999.

     Approximately 90.99% of the aggregate principal balance of the receivables as of November 30, 1999 are simple interest contracts which provide for equal monthly payments. Approximately 8.74% of the aggregate principal balance of the receivables as of November 30, 1999 are precomputed receivables originated in the State of California. All of such precomputed receivables are rule of 78's receivables. Approximately 24.46% of the aggregate principal balance of the receivables as of November 30, 1999 represent financing of new vehicles; the remainder of the receivables represent financing of used vehicles.

     Receivables representing more than 10% of the aggregate principal balance of the receivables as of November 30, 1999 were originated in the States of California, Illinois and Texas. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

Composition of the Receivables by Financed Vehicle Type as of November 30, 1999

                                                                                                     Weighted
                                                                Aggregate          Original          Average
                                             Number of          Principal          Principal         Contract
                                            Receivables          Balance            Balance            Rate
                                           ------------      ------------        ------------    ----------------
New Automobiles and Light-Duty
  Trucks...................................      2,580       $ 50,001,329        $ 60,941,003              12.28%
Used Automobiles and Light-Duty
  Trucks...................................     11,939        149,512,133         186,543,708              13.13%
New Motorcycles............................          3             20,140              43,852              14.39%
Used Motorcycles...........................         16            161,221             214,979              13.69%
New Recreational Vehicles..................          1             13,164              13,526              11.90%
Used Recreational Vehicles.................         80            657,783             850,395              13.95%
New Sport Utility Vehicles.................        279          6,806,433           7,967,097              12.20%
Used Sport Utility Vehicles................      1,874         26,212,031          31,580,228              13.10%
New Vans (1)...............................        159          3,518,926           4,171,539              12.31%
Used Vans (1)..............................        822          9,869,946          12,178,193              13.28%
                                                ------       ------------        ------------
All Receivables............................     17,753       $246,773,107        $304,504,522              12.93%
                                                ======       ============        ============


                                                        Weighted            Weighted           Percent of
                                                         Average             Average           Aggregate
                                                        Remaining           Original           Principal
                                                        Term/(2)/           Term/(3)/         Balance/(4)/
                                                   -------------------   ---------------   ------------------
New Automobiles and Light-Duty
  Trucks..........................................             60.57               75.92               20.26%
Used Automobiles and Light-Duty
  Trucks/(1)/.....................................             54.88               70.13               60.59
New Motorcycles...................................             27.30               72.00                0.01
Used Motorcycles..................................             50.59               67.66                0.07
New Recreational Vehicles.........................             92.00               96.00                0.01
Used Recreational Vehicles........................             51.18               68.94                0.27
New Sport Utility Vehicles........................             64.68               77.79                2.76
Used Sport Utility Vehicles.......................             59.33               73.15               10.62
New Vans/(1)/.....................................             65.63               80.04                1.43
Used Vans/(1)/....................................             55.24               69.58                4.00
                                                                                                      ------
All Receivables...................................             56.93               71.95              100.00%
                                                                                                      ======

________________________
(1)  References to vans include minivans and van conversions.
(2) Expressed in months. Based on stated maturity as of the cutoff date and assuming no prepayments of the receivables.
(3) Expressed in months. Based on stated maturity as of the origination date and assuming no prepayment of receivables.
(4)  Sum may not equal 100% due to rounding.

   Distribution of the Receivables by Remaining Term to Stated Maturity as of
                               November 30, 1999

                                                                                      Percent
                                                                   Aggregate        of Aggregate
                                               Number of           Principal         Principal
          Remaining Term Range                Receivables           Balance          Balance/(1)/
--------------------------------------    -------------------   ---------------   ----------------
12 months.............................              17            $     69,379           0.03%
13 to 24 months.......................           1,048               5,039,431           2.04
25 to 36 months.......................           3,650              28,878,138          11.70
37 to 48 months.......................           4,281              50,248,934          20.36
49 to 60 months.......................           3,948              61,611,398          24.97
61 to 72 months.......................           2,689              51,946,780          21.05
73 to 84 months.......................           1,402              32,732,421          13.26
85 to 96 months.......................             718              16,246,627           6.58
                                                ------            ------------         ------
    Total.............................          17,753            $246,773,107         100.00%
                                                ======            ============         ======

___________________________
(1)  Sum may not equal 100% due to rounding.

       Geographic Distribution of the Receivables as of November 30, 1999

                                                                                      Percent
                                                                   Aggregate       of Aggregate
                                               Number of           Principal         Principal
             State/(1)(2)/                    Receivables           Balance         Balance/(3)/
--------------------------------------    -------------------   ---------------   ----------------
California............................           7,057            $ 88,295,584          35.78%
Texas.................................           5,673              78,497,223          31.81
Illinois..............................           1,641              29,146,524          11.81
Arizona...............................             859              12,650,020           5.13
New Mexico............................             517               8,329,420           3.38
Colorado..............................             526               7,852,685           3.18
Oregon................................             427               6,413,975           2.60
Nevada................................             414               5,915,183           2.40
Other/(4)/............................             639               9,672,493           3.92
                                                ------            ------------         ------
    Total.............................          17,753            $246,773,107         100.00%
                                                ======            ============         ======

____________________________
(1)  Based on address of the borrower.
(2) No other state accounts for greater than 1.00% of the aggregate principal balance of the receivables.
(3)  Sum may not equal 100% due to rounding.
(4)  Includes military personnel located outside the United States.

 Distribution of the Receivables by Financed Vehicle Model Year as of November
                                   30, 1999

                                                                                   Percent
                                                               Aggregate         of Aggregate
                                            Number of          Principal          Principal
              Model Year                   Receivables          Balance           Balance/(1)/
---------------------------------        --------------      ------------       -------------
1988 or Prior....................             1,523          $ 13,338,581            5.41%
1989.............................               605             4,480,123            1.82
1990.............................               745             6,136,818            2.49
1991.............................               884             7,642,554            3.10
1992.............................             1,068            10,861,009            4.40
1993.............................             1,373            14,578,860            5.91
1994.............................             1,794            21,263,718            8.62
1995.............................             2,278            31,473,128           12.75
1996.............................             2,102            31,783,114           12.88
1997.............................             2,482            41,724,908           16.91
1998.............................             1,725            33,646,929           13.63
1999.............................             1,008            25,592,674           10.37
2000.............................               166             4,250,691            1.72
                                             ------          ------------          ------
    Total........................            17,753          $246,773,107          100.00%
                                             ======          ============          ======

___________
(1) Sum may not equal 100% due to rounding.

           Distribution of the Receivables by Contract Rate as of November 30, 1999

                                                                                   Percent
                                                               Aggregate         of Aggregate
                                            Number of          Principal          Principal
         Contract Rate Range               Receivables          Balance           Balance/(1)/
 ---------------------------------       -------------       ------------      ---------------
10.501 to 11.000%.................              506          $  9,758,012            3.95%
11.001 to 11.500%.................            2,221            39,370,686           15.95
11.501 to 12.000%.................            2,659            29,102,053           18.95
12.001 to 12.500%.................            1,935            29,102,679           11.79
12.501 to 13.000%.................            2,588            37,962,601           15.38
13.001 to 13.500%.................            1,331            17,619,142            7.14
13.501 to 14.000%.................            1,488            18,393,552            7.45
14.001 to 14.500%.................            1,003            10,769,549            4.36
14.501 to 15.000%.................            1,266            13,171,616            5.34
15.001 to 15.500%.................              465             4,819,715            1.95
15.501 to 16.000%.................              643             5,976,667            2.42
16.001 to 16.500%.................              317             2,811,829            1.14
16.501 to 17.000%.................              356             3,281,935            1.33
17.001 to 17.500%.................              174             1,452,274            0.59
17.501 to 18.000%.................              262             1,944,696            0.79
18.001 to 18.500%.................              148             1,014,164            0.41
18.501 to 19.000%.................              129               926,370            0.38
19.001 to 19.500%.................               31               227,123            0.09
19.501 to 20.000%.................               61               382,827            0.16
20.001 to 20.500%.................               74               553,167            0.22
20.501 to 21.000%.................               76               373,641            0.15
21.001 to 21.500%.................               18                77,711            0.03
21.501 to 22.000%.................                2                14,098            0.01
                                             ------          ------------          ------
    Total.........................           17,753          $246,773,107          100.00%
                                             ======          ============          ======

___________
(1)  Sum may not equal 100% due to rounding.

Delinquency and Net Credit Losses

We have set forth below certain information about the experience of BVAC relating to delinquencies and net losses on its fixed rate retail automobile, light truck, motorcycle, recreational vehicle, sport utility vehicle and van receivables serviced by BVAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                          Delinquency Experience/(1)/

                                                                 At December 31,
                               -------------------------------------------------------------------------
                                                                                                              At September 30,
                                          1996                      1997                    1998                    1999
                               ------------------------  -----------------------  ----------------------  -------------------------
                                Number of                 Number of                Number of                Number of
                                Receivables     Amount    Receivables    Amount    Receivables    Amount    Receivables     Amount
                               -------------   --------  -------------  --------  -------------  --------  -------------   --------
                                                                       (Dollars in Thousands)
Servicing portfolio............    23,956      $296,625     32,694      $443,028      41,152     $616,445       47,100     $747,675
                                   ------      --------     ------      --------      ------     --------       ------     --------
Delinquencies
   30-59 days..................       127         1,323        193         2,403         248        3,208          222        2,560
   60-89 days..................        67           625        128         1,576         107        1,378           71          967
   90 days or more.............        51           455         49           462          32          468           40          536
                                   ------      --------     ------      --------      ------     --------       ------     --------
Total delinquencies............       245      $  2,403        370      $  4,441         387     $  5,053          333     $  4,064
                                   ======      ========     ======      ========      ======     ========       ======     ========
Total delinquencies
   as a percent of servicing
   portfolio...................      1.02%         0.81%      1.13%         1.00%       0.94%        0.82%        0.71%        0.54%

------------------------
(1)  Sums may not total due to rounding.

                          Credit Loss Experience/(1)/

                                                           Year Ended December 31,
                             ---------------------------------------------------------------------------
                                                                                                               Nine Months Ended
                                        1996                       1997                     1998            September 30, 1999/(5)/
                             ------------------------   -----------------------  -----------------------   -------------------------
                               Number of                 Number of                Number of                 Number of
                               Receivables    Amount     Receivables    Amount    Receivables    Amount     Receivables    Amount
                             --------------  --------   -------------  --------  -------------  --------   -------------  ----------
                                                                       (Dollars in thousands)
Avg. servicing portfolio/(2)/     23,632     $288,361      28,765      $357,551      38,101     $546,360        43,884     $676,098
                                  ------     --------      ------      --------      ------     --------        ------     --------
Gross charge-offs                    709        4,455         868         6,645       1,002       11,269           409        6,624
Recoveries/(3)/                       --          755          --           904          --        3,152            --        1,661
                                             --------                  --------                 --------                   --------
Net losses                            --        3,700          --         5,741          --        8,117            --        4,963
                                             ========                  ========                 ========                   ========
Gross charge-offs as a %
  of average servicing
  portfolio/(4)/                    3.00%        1.55%       3.02%         1.86%       2.63%        2.06%         1.24%        1.31%
Recoveries as a % of
 gross charge-offs                    --        16.96%         --         13.60%         --        27.97%           --        25.08%
Net losses as a % of average
  servicing portfolio/(4)/            --         1.28%         --          1.61%         --         1.49%           --         0.98%

___________________________________

(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by BVAC, except to the extent of limited representations and warranties made by dealers in connection with such receivables.
(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.
(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.
(4) Variation in the size of the portfolio serviced by BVAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."
(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

                      YIELD AND PREPAYMENT CONSIDERATIONS


General

     Monthly Interest will be distributed to Class A and Class I certificateholders on each distribution date to the extent of the pass-through interest rate applicable to each offered certificate applied to the aggregate certificate balance or notional principal amount, as applicable, for each class of offered certificates as of the preceding distribution date or the closing date, as applicable (after giving effect to payments of principal on such preceding distribution date). See "The Offered Certificates -- Distributions on the Offered Certificates" in this prospectus supplement.

     Upon a full or partial prepayment on a receivable, Class A and Class I certificateholders should receive interest for the full month of such prepayment either:

     (1)  through the distribution of interest paid on the receivables;

     (2)  by an advance from the servicer; or

     (4)  by a draw on the policy.

     The receivables will have different contract rates. The contract rate on a small percentage of the receivables will not exceed the sum of:

     (1) the weighted average of the pass-through interest rates on the Class A certificates;

     (2)  the Class I pass-through rate;

     (3) the per annum rate used to calculate the insurance premium paid to the insurer; and

     (4)  the per annum rate used to calculate the monthly servicing fee.

     Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to distribute Monthly Interest to you.

The Class I Certificates

     The Class I certificates are interest-only certificates. We intend the planned amortization feature of the notional principal amount of the Class I certificates to reduce the effect that prepayments will have on the Class I certificates. However, the notional principal amount of the Class I certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule if the receivables prepay more quickly than 2.50% ABS. Such prepayments in excess of the rate assumed in the Planned Notional Principal Amount Schedule will reduce the yield of the Class I certificates. As such, the yield to maturity on the Class I certificates will be very sensitive to the rate of prepayments, including voluntary prepayments and prepayments due to liquidations and repurchases. See "Risk Factors -- Prepayments May Reduce the Yield on the Class I Certificates" and "The Offered Certificates -- The Class I Certificates - Calculation of Notional Principal Amount" and "-- Class I Yield Considerations" in this prospectus supplement.

                           THE OFFERED CERTIFICATES

     The offered certificates will be issued pursuant to the pooling and servicing agreement. You may request a copy of this agreement (without exhibits) by contacting the servicer at the address set forth under "Reports to
Certificateholders" in this prospectus supplement.   We do not claim that the
following summary is complete.   For a more detailed description of the pooling
and servicing agreement, you should read the pooling and servicing agreement.

Sale and Assignment of Receivables

     We have described the conveyance of the receivables (1) from BVAC to the depositor pursuant to a purchase agreement between BVAC and the depositor, and
(2) from the depositor to the trust pursuant to the pooling and servicing agreement in the accompanying prospectus under the heading "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

Accounts

     In addition to the certificate account, the property of the trust will include the payahead account.

     Payahead Account.   The servicer will establish a payahead account in the
name of the trustee on behalf of obligors on the receivables and the certificateholders. The payahead account will initially be maintained with the trustee. To the extent required by the pooling and servicing agreement, early payments by or on behalf of obligors on precomputed receivables will be deposited in the payahead account until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the certificate account, they will not constitute collected interest or collected principal and will not be available for payment to certificateholders. We will pay the interest earned on the balance in the payahead account to the servicer each month. We will apply collections received on a precomputed receivable during a collection period first to any overdue scheduled payment on such receivable, then to the scheduled payment on such receivable due in such collection period. If the amount collected on a precomputed receivable exceeds the amount required for any overdue scheduled payment or scheduled payment, but is insufficient to prepay the precomputed receivable in full, then generally such excess collections will be transferred to and kept in the payahead account until such amount may be applied either to a later scheduled payment or to prepay such receivable in full.

Advances

     With respect to each receivable delinquent more than 30 days at the end of a collection period, the servicer will make an advance in an amount equal to 30 days of interest but only if the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable. The servicer will deposit the advance in the certificate account on or before the second business day before the distribution date. The servicer will recover its advance from subsequent payments by or on behalf of the respective obligor from insurance proceeds or, upon the servicer's determination that reimbursement from the preceding sources is unlikely, will recover its advance from any collections made on other receivables.

Distributions on the Offered Certificates

     Available Funds. The servicer will deposit in the certificate account the aggregate principal and interest payments, including full and partial prepayments (except certain prepayments in respect of precomputed receivables as described above under "-- Accounts") received on all receivables with respect to the preceding collection period. The funds available for distribution on the next distribution date ("Available Funds") will consist of:

     . all payments on the simple interest receivables received during the related collection period;

     . the scheduled payments received from obligors on precomputed receivables:

     .    interest earned on funds on deposit in the certificate account;

     . the net amount to be transferred from the payahead account to the certificate account for the related distribution date;

     .    all advances for such collection period; and

     . the purchase amount for all receivables that were purchased or repurchased by BVAC or the servicer during the preceding collection period.

     As an administrative convenience, the servicer will be permitted to make the deposit of collections and aggregate advances and purchase amounts for or with respect to the collection period net of distributions to be made to the servicer with respect to the collection period (as described below). The servicer, however, will account to the trustee and to the certificateholders as if all deposits and distributions were made individually.

     The servicer will determine the amount of funds necessary to make distributions of Monthly Principal and Monthly Interest to the holders of the offered certificates and to pay the monthly servicing fee to the servicer. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any distribution date, after giving effect to payments of the monthly servicing fee and permitted reimbursements of outstanding advances to the servicer on such distribution date, or if there is a deficiency with respect to the monthly servicing fee, the servicer will notify the trustee of the deficiency, and the trustee will draw on the policy, up to the Policy Amount, to pay Monthly Interest, Monthly Principal, and the monthly servicing fee.

     Distributions.   On each distribution date, the trustee will use the
Available Funds (plus any amounts drawn on the policy) to make the following distributions in the following priority:

     (a) without duplication, an amount equal to the sum of (1) the amount of outstanding advances in respect of receivables that became defaulted receivables during the prior collection period plus (2) the amount of outstanding advances in respect of receivables that the servicer determines to be unrecoverable, to the servicer;

     (b) the monthly servicing fee, including any overdue monthly servicing fee, to the servicer, to the extent not previously distributed to the servicer;

     (c) Monthly Interest (including any overdue amounts) to the Class A and Class I certificateholders;

     (d) Monthly Principal (including any overdue amounts) to the Class A certificateholders in accordance with the Principal Distribution Sequence (described below);

     (e) the insurance premium including any overdue insurance premium plus any accrued interest to the insurer;

     (f) the amount of recoveries of advances (to the extent such recoveries have not previously been reimbursed to the servicer pursuant to clause
          (a) above), to the servicer;

     (g) the aggregate amount of any unreimbursed draws on the policy payable to the insurer under the insurance and reimbursement agreement, for Monthly Interest, Monthly Principal and any other amounts owing to the insurer under the insurance and reimbursement agreement plus accrued interest thereon; and

     (h)  the excess, if any, to the Class IC certificateholder.

     Payments due the insurer on a distribution date as described in clause (g) above will be payable from Available Funds, after distribution of the amounts described in clauses (a) through and including (f) above.

     Any amounts distributed to the Class IC certificateholder will no longer be property of the trust and will not be available to make payments to you.

     Definitions. The following defined terms are used in this "Distributions on the Offered Certificates" section.

     "Monthly Principal" for any distribution date will equal the sum of the following:

     1. the amount by which the aggregate principal balance of the receivables pool declined during the related collection period; and

     2. the additional amount, if any, which is necessary to reduce the certificate balance of a class of Class A certificates to zero on its final maturity date.

     If there is a shortfall in Available Funds on any distribution date, the amount of Monthly Principal otherwise distributable to Class A certificateholders will be reduced by the lesser of: (1) the amount of such shortfall or (2) the amount, if any, by which the aggregate outstanding certificate balance of the Class A certificates as of the preceding distribution date (after giving effect to all distributions of principal on such date) was less than the aggregate principal balance of the receivables pool as of the end of the related collection period. For the purpose of determining Monthly Principal, the unpaid principal balance of a defaulted receivable or a receivable required to be purchased or repurchased by BVAC or the servicer will be zero as of the end of the collection period in which such receivable became a defaulted receivable or a purchased receivable. In no event will Monthly Principal exceed the aggregate outstanding certificate balance of the Class A certificates.

     A defaulted receivable for any collection period is a receivable as to which the earliest to occur of any of the following has occurred: (1) any payment, or part thereof, is 120 days or more delinquent as of the last day of such collection period; (2) the financed vehicle that secures the receivable has been repossessed and liquidated; or (3) the receivable has been determined to be uncollectable in accordance with the servicer's customary practices on or prior to the last day of such collection period; provided, however, that any receivable which the seller or the servicer is obligated to repurchase or purchase pursuant to the pooling and servicing agreement shall be deemed not to be a defaulted receivable unless not repurchased within the time period provided for in the pooling and servicing agreement.

     "Monthly Interest" for any distribution date will equal the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest Class A-4 and Class I Monthly Interest.

     "Class A-1 Monthly Interest" means for any distribution date, the product of the following:

          (a) one-three hundred sixtieth (1/360th) of the Class A-1 interest rate,

          (b) the actual number of days from the previous distribution date or, in the case of the first distribution date, from the closing date through the day before the related distribution date, and

          (c) the aggregate certificate balance of the Class A-1 certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any distribution of principal made on such distribution date).

     "Class A-2 Monthly Interest" means for any distribution date, the product of the following:

          (a)  one-twelfth of the Class A-2 interest rate, and

          (b) the aggregate certificate balance of the Class A-2 certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any distribution of principal made on such distribution date).

     "Class A-3 Monthly Interest" means for any distribution date, the product of the following:

          (a)  one-twelfth of the Class A-3 interest rate, and

          (b) the aggregate certificate balance of the Class A-3 certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any distribution of principal made on such distribution date).

     "Class A-4 Monthly Interest" means for any distribution date, the product of the following:

          (a)  one-twelfth of the Class A-4 interest rate, and

          (b) the aggregate certificate balance of the Class A-4 certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any distribution of principal made on such distribution date).

     "Class I Monthly Interest" means for any distribution date, the product of the following:

          (a)  one-twelfth of the Class I pass-through rate; and

          (b) the notional principal amount of the Class I certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any distribution of Monthly Principal made on such distribution date);

provided, however, that after the Class A-4 Final Scheduled Distribution Date, the Class I Monthly Interest shall be zero.

     "Principal Distribution Sequence" means the order in which Monthly Principal will be distributed among the Class A certificateholders. The order of distribution of Monthly Principal is:

     (1) to the Class A-1 certificateholders until the aggregate certificate balance of the Class A-1 certificates has been reduced to zero;

     (2) to the Class A-2 certificateholders until the aggregate certificate balance of the Class A-2 certificates has been reduced to zero;

     (3) to the Class A-3 certificateholders until the aggregate certificate balance of the Class A-3 certificates has been reduced to zero; and

     (4) to the Class A-4 certificateholders until the aggregate certificate balance of the Class A-4 certificates has been reduced to zero.

However, if the amount of Available Funds (together with amounts drawn on the policy) are not sufficient to pay the required distribution of Monthly Principal to Class A certificateholders in full on any distribution date, the amount of such funds available to pay Monthly Principal to Class A certificateholders will be distributed pro rata to the Class A certificateholders based upon the relative aggregate certificate balance of each class of Class A certificates.

     Example of Distribution Date Activities.   The following chart sets forth
an example of the application of the foregoing provisions to the first distribution date on January 18, 2000:

December 1 - December 31, 1999.......   Collection Period. The collection period
                                        for each distribution date is the
                                        calendar month preceding the
                                        distribution date. The servicer receives monthly payments, prepayments, and other proceeds in respect of the receivables and deposits them in the certificate account. The servicer may deduct the monthly servicing fee from such deposits.

January 10, 2000.....................   Determination Date. The determination
                                        date is the tenth calendar day of the
                                        month, or if such day is not a business
                                        day, the first business day thereafter.
                                        On or before this date, the servicer
                                        delivers the servicer's certificate to
                                        the trustee setting forth the amounts to be distributed on the distribution date and the amounts of any deficiencies. If necessary, the trustee notifies the insurer of any draws in respect of the policy.

December 31, 1999....................   Record Date. The record date is the last
                                        day of the collection period before the
                                        distribution date. Payments on the
                                        distribution date are made to
                                        certificateholders of record at the
                                        close of business on this date.

January 18, 2000.....................   Distribution Date. The distribution date
                                        is the fifteenth calendar day of the
                                        month, or if such day is not a business
                                        day, the first business day thereafter.
                                        The trustee withdraws funds from the
                                        certificate account and, as necessary,
                                        then draws on the policy to pay Monthly
                                        Interest and Monthly Principal to the
                                        Class A and Class I certificateholders,
                                        pays the monthly servicing fee to the
                                        extent not previously paid, pays the
                                        insurance premium and all other amounts
                                        owing to the insurer.

The Class I Certificates -- Calculation of Notional Principal Amount

     The Class I Certificates are entitled to receive interest at the Class I pass-through rate on the notional principal amount of the Class I Certificates. Solely for the purpose of calculating the amount payable to the Class I certificateholders, the aggregate Class A certificate balance will be divided into two notional principal components, the "PAC Component" and the "Companion Component." The notional principal amount will be the same amount as the PAC Component, originally $184,645,582. The sum of the PAC Component and the Companion Component at any time will equal the then aggregate unpaid Class A certificate balance at such time.

     The pooling and servicing agreement establishes the Planned Notional Principal Amount Schedule under which principal will be allocated to the PAC Component and the Companion Component. On each distribution date, the amount of Monthly Principal allocated to Class A certificateholders will determine the reduction in the notional principal amount as follows:

     (1) to the PAC Component up to the amount necessary to reduce the PAC Component to the amount specified in the Planned Notional Principal Amount Schedule for such Distribution Date;

     (2) to the Companion Component until the balance thereof is reduced to zero; and

     (3) to the PAC Component, without regard to the planned notional principal amount for such distribution date.

     As the PAC Component is reduced, the notional principal amount and payments to the Class I certificateholders will also be reduced. The Class I certificates are not entitled to receive any principal payments.

                  Planned Notional Principal Amount Schedule

                                                             Planned Notional
                     Distribution Date in                    Principal Amount
      --------------------------------------------------     ----------------
      Initial...........................................      $184,645,581.57
      January, 2000.....................................      $175,917,043.08
      February, 2000....................................      $167,311,480.03
      March, 2000.......................................      $158,831,106.62
      April, 2000.......................................      $150,478,170.76
      May, 2000.........................................      $142,254,954.54
      June, 2000........................................      $134,163,774.71
      July, 2000........................................      $126,206,983.19
      August, 2000......................................      $118,386,967.50
      September, 2000...................................      $110,706,151.33
      October, 2000.....................................      $103,166,994.99
      November, 2000....................................      $ 95,771,995.95
      December, 2000....................................      $ 88,523,689.35
      January, 2001.....................................      $ 81,424,648.52
      February, 2001....................................      $ 74,477,485.55
      March, 2001.......................................      $ 67,684,851.75
      April, 2001.......................................      $ 61,603,743.70
      May, 2001.........................................      $ 55,811,801.62
      June, 2001........................................      $ 50,276,799.79
      July, 2001........................................      $ 45,003,594.00
      August, 2001......................................      $ 39,963,861.00
      September, 2001...................................      $ 35,882,550.94
      October, 2001 ....................................      $ 31,981,471.91
      November, 2001....................................      $ 28,243,583.93
      December, 2001....................................      $ 24,671,129.41
      January, 2002 ....................................      $ 21,248,879.65
      February, 2002....................................      $ 18,594,638.17
      March, 2002.......................................      $ 16,053,196.63
      April, 2002.......................................      $ 13,615,374.10
      May, 2002.........................................      $ 11,281,809.56
      June, 2002........................................      $  9,044,262.72
      July, 2002........................................      $  7,476,267.04
      August, 2002......................................      $  5,975,037.60
      September, 2002...................................      $  4,536,010.42
      October, 2002.....................................      $  3,158,766.09
      November, 2002....................................      $  1,839,252.61
      December, 2002....................................      $  1,198,036.28
      January, 2003.....................................      $    585,470.21
      February, 2003....................................      $          0.00

The Class I certificates will not be entitled to any distribution after the notional principal amount has been reduced to zero.

Class I Yield Considerations

     We intend the planned amortization feature of the Class I certificates to reduce the uncertainty caused by prepayments of the receivables and the effect of prepayments to the Class I certificates. However, the yield to maturity of the Class I certificates will still be very sensitive to the prepayment experience of the receivables, including voluntary prepayments and prepayments due to liquidations and repurchases. You should note that you will not be entitled to any distributions on your Class I certificates after the notional principal amount of the Class I certificates has been reduced to zero and that receivables may be repurchased due to breaches of representations. See "Risk Factors -- Prepayments May Reduce the Yield on the Class I Certificates" in this prospectus supplement.

     The following tables illustrate the significant effect that prepayments on the receivables have upon the yield to maturity of the Class I certificates. The first table assumes that the receivables have been aggregated into seven hypothetical pools having the characteristics described therein and that the level scheduled monthly payment for each of the seven pools (which is based on its principal balance, weighted average contract rate, weighted average remaining term as of November 30, 1999 and its weighted average original term) will be such that such pool will be fully amortized by the end of its weighted average remaining term. Based on such hypothetical pools, the second table shows the approximate hypothetical pre-tax yields to maturity of the Class I certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below.

                                                              Weighted Average        Weighted Average
                                                              Original Term to        Remaining Term to
              November 30, 1999       Weighted Average          Maturity (in             Maturity (in
  Pool        Principal Balance        Contract Rate               Months)                 Months)
--------    --------------------    --------------------    --------------------    ---------------------
1              $37,630,335.95              12.6047%                   76                     74
2              $39,587,335.73              12.5638%                   75                     70
3              $33,774,954.71              12.7733%                   73                     63
4              $33,771,880.63              12.8122%                   70                     55
5              $34,833,921.73              12.9959%                   69                     49
6              $38,426,456.18              13.3150%                   69                     44
7              $28,748,222.30              13.5653%                   72                     40

For purposes of the table, it is also assumed that:

     (1)  the purchase price of the Class I certificates is as set forth below;

     (2) the receivables prepay monthly at the specified percentages of ABS as set forth in the table below;

     (3) prepayments representing prepayments in full of individual receivables are received on the last day of the month and include a full month's interest;

     (4)  the closing date for the offered certificates is December 14, 1999;

     (5) distributions on the offered certificates are made, in cash, commencing on January 15, 2000, and on the fifteenth day of each month thereafter;

     (6) no defaults or delinquencies in the payment of the receivables are experienced; and

     (7) no receivable is repurchased for any breach of representation or warranty or for any other reason.

      Sensitivity of the Yield on the Class I Certificates to Prepayments

 Price(1)    1.0% ABS    1.4% ABS    1.6% ABS    2.0% ABS    2.5% ABS    3.0% ABS
----------  ----------  ----------  ----------  ----------  ----------  ----------
   1.52%      33.93%      15.03%       7.25%       7.25%       7.25%      -16.42%

___________________
(1)  Expressed as a percentage of the original notional principal amount.

     Based on the assumptions described above and assuming a purchase price of 1.52% at approximately 2.69% ABS, the pre-tax yield to maturity of the Class I certificates would be approximately 0%.

     We do not expect that the receivables will prepay at a constant rate until maturity. In addition, we do not expect that the receivables will prepay at the same rate. The foregoing table assumes that each receivable bears interest at its specified contract rate, has the same remaining amortization term, and prepays at the same rate. In fact, the receivables will prepay at different rates and have different terms.

     The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I certificates. Then we convert such monthly rates to corporate bond equivalent rates. Our calculations do not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as distributions on the Class I certificates and we do not purport to reflect the return on any investment in the Class I certificates when such reinvestment rates are considered.

     The receivables will not necessarily have the characteristics assumed above and we cannot assure you that:

     (1) the receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately;

     (2) the pre-tax yield on the Class I certificates will correspond to any of the pre-tax yields shown above; or

     (3) the aggregate purchase price of the Class I certificates will be equal to the assumed purchase price.

     Because the receivables will include receivables that have remaining terms to stated maturity shorter or longer than those assumed and contract rates higher or lower than those assumed, the pre-tax yield on the Class I certificates will differ from those set forth above, even if all of the receivables prepay at the indicated constant prepayment rates.

     The ABS prepayment model was used in the preceding table to model the rate of prepayment each month on the receivables. For a description of the ABS model, see "Weighted Average Life of the Class A Certificates" in this prospectus supplement.

Distributions on the Class IC Certificate

     The Class IC certificate will be initially issued to the depositor and will entitle the depositor to receive all funds after payment of all amounts owed to the Class A and Class I certificateholders, the servicer and the insurer. On or after the termination of the trust, the Class IC certificateholder is entitled to receive any amounts remaining in the trust (only after all required payments to the insurer are made) after the payment of expenses and payments to the Class A and Class I certificateholders. See "-- Accounts" and "-- Distributions on the Offered Certificates" above.

The Policy

     On or before the closing date, the depositor, the trust, BVAC, in its individual capacity and as servicer, and the insurer will enter into the insurance and reimbursement agreement pursuant to which the insurer will issue an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of the monthly servicing fee, Monthly Interest and Monthly Principal up to the Policy Amount. Under the terms of the pooling and servicing agreement, the trustee will be authorized to draw on the policy to pay a deficiency in the monthly servicing fee, Monthly Interest or Monthly Principal, and credit the certificate account for such draws as described above under "-- Distributions on the Offered Certificates."

     The maximum amount that may be drawn under the policy on any distribution date is limited to the policy amount for such distribution date. The policy amount with respect to any distribution date will equal:

          the sum of:

          (1)  the monthly servicing fee;

          (2)  Monthly Interest;

          (3) the lesser of (a) the outstanding aggregate certificate balance of all classes of Class A certificates on such distribution date (after giving effect to any distributions of Available Funds on such distribution date) and (b) the initial aggregate certificate balances of the Class A certificates minus all amounts drawn on the policy with respect to principal.

     The policy will also cover any amount paid or required to be paid by the trust to Class A and Class I certificateholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of BVAC or the depositor pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     The insurer will be entitled to receive the insurance premium and certain other amounts on each distribution date as described under "-- Distributions on the Offered Certificates." Generally, the insurance premium for a distribution date will be the product of one three hundred sixteenth (1/360th) of the policy per annum fee rate (as set forth in the insurance and reimbursement agreement), the actual days elapsed and the aggregate certificate balances of the Class A certificates as of the preceding distribution date (after giving effect to all payments of principal on such date). The insurer will not be entitled to reimbursement of any amounts from the Class A and Class I certificateholders. The insurer's obligation under the policy is irrevocable and unconditional. The insurer will have no obligation to the certificateholders or the trustee other than its obligations under the policy.

     If there has been a default under the policy, the trust will depend solely on current collections on the receivables to make payments of principal and interest on the offered certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the servicer may not recover the entire amount due on such receivables in the event of a repossession and resale of a financed vehicle securing a receivable in default. In such event, the Class A and Class I certificateholders may suffer a corresponding loss. Any such losses by the Class A and Class I certificateholders will be borne pro rata based upon the relative certificate balances of the outstanding classes of Class A certificates or the notional principal amount, as applicable. See "-- Distributions on the Offered Certificates" above.

Rights of the Insurer upon Servicer Default, Amendment or Waiver

     Upon the occurrence of an event of default by the servicer under the pooling and servicing agreement, the insurer, or the trustee upon the consent of the insurer, will be entitled to appoint a successor servicer. In addition to the events constituting an event of default as described in the accompanying prospectus, the pooling and servicing agreement will also permit the insurer to appoint a successor servicer and to redirect payments made under the receivables to the trustee upon the occurrence of certain additional events involving a failure of performance by the servicer or a material misrepresentation made by the servicer under the insurance and reimbursement agreement.

     The pooling and servicing agreement cannot be amended or any provisions thereof waived without the consent of the insurer if such amendment or waiver would have a materially adverse effect upon the rights of the insurer.

                                  THE INSURER

MBIA

     MBIA Insurance Corporation ("MBIA"), the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in, or omitted from, this prospectus supplement, other than with respect to the accuracy of the information regarding the policy and MBIA set forth under the heading "The Insurer." Additionally, MBIA makes no representation regarding the offered certificates or the advisability of investing in the offered certificates.

     The policy issued by MBIA as insurer is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Financial Information

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998, and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 1999 and for the nine month periods ended September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 1999, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated by reference in this prospectus supplement shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement modifies or
supersedes such statement.   Any statement so modified or superseded shall not
be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and GAAP:

                                                      SAP
                                        --------------------------------
                                          December 31,    September  30,
                                              1998            1999
                                        ----------------  --------------
                                            (Audited)       (Unaudited)
                                                  (in millions)

          Admitted Assets..............      $6,521           $6,930
          Liabilities..................       4,231            4,571
          Capital and Surplus..........       2,290            2,359

                                                      GAAP
                                        --------------------------------
                                          December 31,    September  30,
                                              1998            1999
                                        ----------------  --------------
                                            (Audited)       (Unaudited)
                                                  (in millions)

          Assets.......................      $7,488           $7,422
          Liabilities..................       3,211            3,234
          Shareholder's Equity.........       4,277            4,188


Where You Can Obtain Additional Information About MBIA

     Copies of the financial statements of MBIA incorporated by reference in this prospectus supplement and copies of MBIA's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

Year 2000 Readiness Disclosure

     The Company is actively managing a high-priority Year 2000 ("Y2K") program addressing the issue of whether its computer systems can correctly distinguish between the years 1900 and 2000. The Company has established an independent Y2K testing lab in its Armonk office, with a committee of business unit managers overseeing the project. The Company has a budget of $1.13 million for its 1998-2000 Y2K efforts. As of September 30, 1999, the Company has spent $949,000 on the project. A recent review of efforts at certain subsidiaries has indicated the need to spend an additional $1.03 million this year on remediation. As of September 30, 1999, the Company has spent $568,000 of this additional amount. However, this increase will not have a material effect on the Company's financial results.

     The Company has initiated a comprehensive Y2K plan which includes the following phases: assessment -- completed in the second quarter of 1998; remediation -- completed in the fourth quarter of 1998; testing -- completed in the second quarter of 1999; and contingency planning -- completed in the third quarter of 1999, subject to final approval by senior management and any need for revision that might arise in the future. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third-party entities through which we conduct our business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing is being carried out throughout 1999.

Financial Strength Ratings of MBIA

     Moody's Investors Service, Inc.  rates the financial strength of MBIA
"Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the offered certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the offered certificates. MBIA does not guaranty the market price of the offered certificates nor does it guaranty that the ratings on the offered certificates will not be revised or withdrawn.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until definitive certificates are issued (which will occur only under the limited circumstances described in the accompanying prospectus), Bankers Trust Company, as trustee, will provide monthly and annual statements concerning the trust and the offered certificates to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the offered certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the offered certificates may be obtained by contacting the servicer at Bay View Acceptance Corporation, 818 Oak Park Road, Covina, California 91724 (telephone (800) 524-9292).

                              ERISA CONSIDERATIONS

     Subject to the considerations set forth below and under "ERISA Considerations" in the accompanying prospectus, the offered certificates may be purchased by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of an offered certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Section 406 of ERISA prohibits parties in interest or disqualified persons ("Parties in Interest") with respect to a Benefit Plan from engaging in certain transactions (including loans) involving a Benefit Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

     For additional information regarding treatment of the certificates under ERISA, see "ERISA Considerations" in the accompanying prospectus.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the offered certificates, dated December 9, 1999, the underwriters, PaineWebber Incorporated and Morgan Stanley & Co. Incorporated, have agreed, subject to the terms and conditions set forth therein, to purchase all the offered certificates.

     The underwriters propose to offer part of the offered certificates directly to you at the prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of .12% of the denominations of the Class A-1 certificates, .12% of the denominations of the Class A-2 certificates, .12% of the denominations of the Class A-3 certificates, .12% of the denominations of the Class A-4 certificates and .30% of the gross proceeds of the Class I certificates. The underwriters may allow and such dealers may reallow a concession not in excess of .08% of the denominations of the Class A-l certificates, .08% of the denominations of the Class A-2 certificates, .08% of the denominations of the Class A-3 certificates,
 .08% of the denominations of the Class A-4 certificates and .20% of the gross proceeds of the Class I certificates.

     The depositor and BVAC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The underwriters tell us that they intend to make a market in the offered certificates, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered certificates and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the offered certificates.

     In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

     In the ordinary course of their businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the depositor, BVAC and their affiliates.

     We will receive proceeds of $249,660,334 from the sale of the offered certificates, before deducting our net expenses estimated to be $250,000.

                                 LEGAL OPINIONS

     Certain legal matters relating to the offered certificates will be passed upon for the depositor and the trust by Silver, Freedman & Taff, L.L.P., and for the underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax consequences with respect to the offered certificates will be passed upon for the trust by Silver, Freedman & Taff, L.L.P.

                                    EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated into this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           INDEX OF PRINCIPAL TERMS

     We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.


  Available Funds........................................................  S-22
  Bank...................................................................  S-5
  Benefit Plan...........................................................  S-34
  BVAC...................................................................  S-5
  BVC....................................................................  S-8
  BVCC...................................................................  S-5
  BVFC...................................................................  S-14
  CTL....................................................................  S-8
  Class A-1 Monthly Interest.............................................  S-24
  Class A-2 Monthly Interest.............................................  S-24
  Class A-3 Monthly Interest.............................................  S-24
  Class A-4 Monthly Interest.............................................  S-25
  Class I Monthly Interest...............................................  S-25
  Closing Date...........................................................  S-5
  Collection Period......................................................  S-26
  Company................................................................  S-32
  Cutoff Date............................................................  S-5
  Determination Date.....................................................  S-26
  Distribution Date......................................................  S-26
  ERISA..................................................................  S-10
  GAAP...................................................................  S-32
  MBIA...................................................................  S-32
  Monthly Interest.......................................................  S-24
  Monthly Principal......................................................  S-23
  Named Lienholders......................................................  S-8
  Offered Certificates...................................................  S-5
  Parties in Interest....................................................  S-34
  Planned Notional Principal Amount Schedule.............................  S-7
  Policy Amount..........................................................  S-9
  Principal Distribution Sequence........................................  S-25
  Record Date............................................................  S-26
  SAP....................................................................  S-33
  Ultra..................................................................  S-8
  Y2K....................................................................  S-33

PROSPECTUS

                             BAY VIEW AUTO TRUSTS

                           ASSET BACKED CERTIFICATES

                               ----------------

                      BAY VIEW SECURITIZATION CORPORATION
                                   DEPOSITOR

                           CALIFORNIA THRIFT & LOAN
                                   SERVICER

  The asset backed certificates described herein (the "Certificates") may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Certificates will be issued by a trust (each, a "Trust") to be formed with respect to such Series and will include one or more classes of Certificates. The property of each Trust will include a pool of motor vehicle installment sale or installment loan contracts secured by new and used automobiles, light trucks, recreational vehicles, motorcycles and vans (the "Receivables"), certain monies received thereunder after the applicable cutoff date, security interests in the vehicles financed thereby and certain other property, as more fully described herein and as more specifically described in the related Prospectus Supplement. For a description of the types of property that may be included in the Trusts, see "The Trusts". If so specified in the related Prospectus Supplement, the property of a Trust will include monies on deposit in a trust account, which will be used to purchase additional Receivables after the related closing date. California Thrift & Loan will act as servicer (in such capacity, the "Servicer") of the Receivables for each Trust. Each class of Certificates of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and to the extent specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Certificates entitled to interest distributions with disproportionate, nominal or no distributions in respect of principal, or to principal distributions with disproportionate, nominal or no distributions in respect of interest. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Certificates may be senior or subordinate to distributions on one or more other classes of Certificates of the same Series.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 11 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ----------------

THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, BAY VIEW SECURITIZATION CORPORATION, ANY AFFILIATE THEREOF OR ANY GOVERNMENTAL INSTRUMENTALITY.

THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates of any Series unless accompanied by the related Prospectus Supplement.

                               ----------------

                               January 24, 1997

                             AVAILABLE INFORMATION

  The Depositor, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Certificates being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Depositor's electronic filings with the Commission. The address of the Commission's Web site is "http://www.sec.gov".

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Servicer or the Depositor on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Certificates offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Servicer on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference. Requests to the Servicer for such copies should be addressed to California Thrift & Loan, 818 Oakpark Road, Covina, California 91724, (800) 524-9292.

                                SUMMARY OF TERMS

  This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Certificates. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus in the "Index of Principal Terms" on page 52 of this Prospectus.

Issuer........................  With respect to any Series of Certificates, a
                                Trust formed pursuant to a pooling and
                                servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee for such Trust.

Depositor.....................  Bay View Securitization Corporation, a Delaware
                                corporation having its principal office and place of business in San Mateo, California (the "Depositor"). The Depositor's principal executive offices are located at 2121 South El Camino Real, San Mateo, California 94403, and its telephone number is (415) 573-7300.

Servicer......................  California Thrift & Loan, a California
                                corporation havingits principal office and place of business in Santa Barbara,California (in its capacity as servicer, the "Servicer", otherwise "CTL") The Servicer's operations are located at 818 Oakpark Road, Covina, California 91724, and its telephone number is (800) 524-9292.

Trustee.......................  With respect to each Trust, the trustee specified in the related Prospectus Supplement (the "Trustee").

Securities Offered............  Each Series of asset backed securities issued by a Trust will consist of one or more classes of Certificates. Each class of Certificates of a Series will be issued pursuant to the related Pooling and Servicing Agreement. The related Prospectus Supplement will specify which class or classes of Certificates of the related Series are being offered thereby.

                                Each class of Certificates will have a stated certificate balance (the "Class Certificate Balance") and will accrue interest on such Class Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). If so specified in the related Prospectus Supplement, one or more classes of Certificates ("Strip Certificates") may be entitled to (i) interest distributions with disproportionate, nominal or no principal distributions or (ii) principal distributions with disproportionate, nominal or no interest distributions. See "Description of the Certificates--Distributions of Principal and Interest."

                                Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate, or the method for determining the applicable Pass-Through Rate, for each class of Certificates.

                                A Series of Certificates may include two or more classes of Certificates that differ as to timing and/or priority distributions, seniority, allocations of losses, Pass-Through Rate, amount of distributions in respect of principal or interest, or any combination of the foregoing. Additionally, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool.

                                If so specified in the related Prospectus
                                Supplement, Certificates will be available in book-entry form only and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate of each class may be issued in such denomination as is required to include any residual amount. Certificateholders will not be able to receive physical delivery of the Certificates beneficially owned by book-entry registration except in the limited circumstances described herein or in the related Prospectus Supplement. See "Description of the Certificates--Definitive Certificates" and "--Book-Entry Registration."

Optional Purchase by the
 Servicer.....................  If so provided in the related Prospectus
                                Supplement, the Servicer may be entitled to purchase the Receivables of a Trust or to cause such Receivables to be purchased by another entity, in the manner and subject to the conditions described in such Prospectus Supplement. If the Servicer exercises any such option to purchase the Receivables or to cause the Receivables to be purchased, the Certificates will be prepaid as set forth in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Termination" herein. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, one or more classes of Certificates may be subject to a partial prepayment of principal following the end of the Funding Period, in the manner and to the extent specified in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Accounts--Pre-Funding
                                Account" herein.

The Trust Property............  The property of each Trust will include a pool of simple interest and/or precomputed interest installment sale and installment loan contracts secured by new and used automobiles, light trucks, recreational vehicles, motorcycles and vans (the "Receivables"), certain monies due or received thereunder after the date specified in the related Prospectus Supplement (each, a "Cutoff Date"), security interests in the vehicles financed thereby (the "Financed Vehicles"), any right to recourse the purchaser of the Receivables may have against the dealers who sold the Financed Vehicles (the "Dealers"), proceeds from claims on certain insurance policies, and certain rights under the purchase agreement (each, a "Purchase Agreement") among CTL and the Depositor pursuant to which the Depositor will purchase the related Receivables from CTL. The majority of the Receivables are currently originated in the States of California and Texas. The property of each Trust also will include amounts on deposit in, or certain rights with respect to, certain accounts, including the related Certificate Account and any Pre-Funding Account, Cash Collateral Account, Yield Supplement Account or any other account or assets identified in the applicable Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Accounts."

                                To the extent specified in the related
                                Prospectus Supplement, the Receivables arise, or will arise, from motor vehicle installment sale contracts that were originated by new and used car, light truck, recreational vehicle and motorcycle dealers for assignment to CTL or motor vehicle loan contracts that were solicited by dealers for origination by CTL (the "Contracts"). Payment of the amount due under each Contract is secured by a first perfected security interest in the related Financed Vehicle. To the extent specified in the related Prospectus Supplement, CTL is the registered lienholder on the certificate of title of each of the Financed Vehicles and the certificates of title to such Financed Vehicles will not be amended to reflect the assignment either to the Depositor or to the Trust. If specified in the related Prospectus Supplement, CTL may purchase Receivables from third party originators, in which case the registered lienholder on the certificate of title will be named in the Prospectus Supplement. The Receivables for each Receivables Pool will be selected from the Contracts owned by CTL based on the criteria specified in the related Pooling and Servicing Agreement and described herein under "The Receivables Pools" and "Description of the Transfer and Servicing Agreement--Sale and Assignment of Receivables" and in the related Prospectus Supplement under "The Receivables Pool."

Pre-Funding Account...........  On the date of issuance of a Series of
                                Certificates (each, a "Closing Date"), the
                                Depositor will convey Receivables to the related Trust in the aggregate principal amount provided in the related Prospectus Supplement and, if so provided in such Prospectus Supplement, will deposit the amount specified in such Prospectus Supplement (the "Pre-Funded Amount") into a trust account established in the name of the Trustee for the benefit of the Certificateholders (the "Pre-Funding Account"). The Pre-Funded Amount with respect to any Trust will not exceed 25% of the initial aggregate Class Certificate Balances for the related Series (the "Certificate Balance").

                                If the property of a Trust includes a Pre-
                                Funding Account, CTL will be obligated under the related Purchase Agreement to sell additional Receivables (the "Subsequent Receivables") to the Depositor from time to time during the period provided in the related Prospectus Supplement (the "Funding Period") having an aggregate principal balance approximately equal to the Pre-Funded Amount. The Depositor, in turn, will be obligated under the Pooling and Servicing Agreement to sell such Subsequent Receivables to the related Trust, and the Trust will be obligated to purchase the Subsequent Receivables, subject to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement and described herein under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." As used in this Prospectus, the term Receivables will include the Receivables transferred to a Trust on the related Closing Date as well as any Subsequent Receivables transferred to such Trust during the related Funding Period. All Receivables originated or purchased from dealers by CTL will be underwritten as described herein under "The Receivable Pools--Underwriting
                                Procedures." In the event CTL purchases
                                Receivables from a third party originator, all such Receivables shall meet CTL's underwriting standards. Additionally, the Rating Agencies must approve the transfer of the Subsequent Receivables, all as set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables."

                                Amounts on deposit in any Pre-Funding Account during the Funding Period will be invested by the Trustee (as directed by the Servicer) in Eligible Investments, and any resultant investment income (less any related investment expenses) will be included, on the Distribution Date immediately following the date on which such investment income is paid to the Trust, in the Available Funds for such Distribution Date. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period will be distributed to holders of the related Series of Certificates (the "Certificateholders") as a prepayment of principal of the Certificates, in the amounts and priority described in the related Prospectus Supplement. No Funding Period will continue for more than three calendar months after the related Closing Date. See "Description of the Transfer and Servicing Agreements--Accounts--Pre-Funding Account".

Repurchase of Certain
 Receivables..................  In each Purchase Agreement, CTL will make certain representations and warranties with respect to the related Receivables and will undertake to repurchase from the Depositor at the Purchase Amount (as defined herein) any Receivable with respect to which there exists an uncured breach of any of its representations or warranties, if such breach materially and adversely affects the rights of the Depositor, or the Depositor's assignee, in such Receivable. In each Pooling and Servicing Agreement, the Depositor will assign to the related Trust certain rights under the related Purchase Agreement, including the right to cause CTL to repurchase any Receivable in respect of which there is an uncured breach of a representation or warranty that materially and adversely affects the interest of the Trust in such Receivable. The repurchase obligation pursuant to each Purchase Agreement and Pooling and Servicing Agreement will constitute the sole remedy available to the related Certificateholders or Trustee for any uncured breach of a representation or warranty. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Credit and Cash Flow
 Enhancement..................  If, and to the extent, specified in the related
                                Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Certificates may include any one or more of the following: subordination of one or more other classes of Certificates of the same Series, Cash Collateral Accounts, yield supplement accounts, spread accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or other arrangements. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or class or classes of Certificates may be subject to certain limitations and exclusions from coverage thereunder.

Transfer and Servicing
 Agreements...................  Pursuant to each Purchase Agreement, CTL will sell the related Receivables to the Depositor without recourse and, if so stated in the related Prospectus Supplement, will undertake to sell Subsequent Receivables, in the aggregate amount specified therein, to the Depositor during the related Funding Period. The Depositor, in turn, will sell such Receivables to the related Trust, without recourse, and will undertake to sell any such Subsequent Receivables to the related Trust during the related Funding Period. In addition, the Servicer will agree in each Pooling and Servicing Agreement to be responsible for servicing, managing, maintaining custody of and making collections on the related Receivables.

                                In the event a Receivable which is outstanding during the calendar month preceding any Distribution Date (as defined herein) (the "Collection Period") becomes more than 30 days delinquent, the Servicer will advance funds (each, an "Advance") to cover 30 days of interest due on such delinquent Receivable (each, an "Interest Shortfall"), but only to the extent that the Servicer, in its sole discretion, expects to be able to recoup such Advance from subsequent payments on the Receivable. Advances by the Servicer will add to the funds available for distributions to Certificateholders on a Distribution

                                Date, but the Servicer will be entitled to reimbursement for such Advances from subsequent payments of the Receivables or, to the extent set forth in the related Prospectus Supplement, from insurance proceeds or withdrawals from any Cash Collateral Account or similar form of credit enhancement. See "Risk Factors--Risks Associated with Automobile Loans," and "Description of the Transfer and Servicing Agreements--Advances." Certificateholders will receive notice of such Advance as described herein under "Description of the Certificates-- Statements to Certificateholders."

                                CTL will be obligated to repurchase from the Trust any Receivable in which the interest of such Trust is materially and adversely affected as a result of a breach of any representation or warranty made by CTL in the related Purchase Agreement if such breach is not cured in a timely manner following the discovery by or notice to CTL. The Servicer will be obligated under each Pooling and Servicing Agreement to purchase any Receivable at the Purchase Amount (as defined herein) if (i) among other things, the Servicer reduces the rate of interest under the related Contract (the "Contract Rate"), reduces the amount of the scheduled monthly payments or reduces the amount financed or if the Servicer fails to maintain a perfected security interest in the related Financed Vehicle and (ii) the interest of the Certificateholders in such Receivable is materially and adversely affected by such action or failure to act of the Servicer. If the Servicer extends the date for final payment by the obligor on the related Contract (each, an "Obligor") so that the Receivable remains outstanding on the final scheduled maturity date with respect to a Series of Certificates specified in the related Prospectus Supplement (the "Final Scheduled Maturity Date"), the Servicer will be obligated to purchase the Receivable at the Purchase Amount as of the last day of the Collection Period preceding such Final Scheduled Maturity Date.

                                The Servicer will receive a fee for servicing the Receivables of each Trust equal to the Servicing Fee Rate times the aggregate outstanding principal balance of the related Receivables (the "Pool Balance"), plus certain late fees, prepayment charges and other administrative fees or similar charges. The Servicer may also receive investment earnings from certain accounts and other cash flows with respect to a Trust. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."

Certain Legal Aspects of the
 Receivables; Repurchase
 Obligations..................  In connection with each sale of Receivables by
                                CTL to the Depositor and by the Depositor to a Trust, security interests in the related Financed Vehicles will be assigned by CTL to the

                                Depositor and by the Depositor to the Trust;
                                due to the administrative and quality control concerns related to the retitling of a large amount of certificates of title and related fees and expenses of each state's Department of Motor Vehicles, however, the certificates of title to such Financed Vehicles will not be amended to reflect the assignment either to the Depositor or to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.

                                CTL will be obligated to repurchase from a Trust any Receivable sold to such Trust as to which all action necessary to secure a first perfected security interest in the name of the Trust in the Financed Vehicle securing such Receivable shall not have been taken as of the date such Receivable is purchased by such Trust, if such breach materially and adversely affects the interest of the related Certificateholders in such Receivable and if such failure or breach is not cured by the last day of the month following the discovery by or notice to the Servicer of such breach. If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, a Trust will have a prior claim over subsequent purchasers of the Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by the related Obligor, or through fraud or negligence, a Trust could lose its security interest or the priority of its security interest in a Financed Vehicle. Neither the Depositor nor CTL will be obligated to repurchase a Receivable with respect to which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle after the Closing Date as the result of any such tax lien or mechanic's lien or the fraud or negligence of a third party.

                                Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. CTL will be required to repurchase from the Trust any Receivable that fails to comply with the requirements of such consumer protection laws on or before the last day of the month following discovery by or notice to the Servicer of such failure, if such failure materially and adversely affects the interests of the related Certificateholders in such Receivable. See "Risk Factors--Perfection of Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables."

Tax Considerations............  If a Prospectus Supplement specifies that the related Trust is a grantor trust, to the extent provided in such Prospectus Supplement, upon the issuance of the related Series of Certificates, Silver, Freedman & Taff, L.L.P., special federal tax counsel to the Trust, will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                If a Prospectus Supplement does not specify that the related Trust is a grantor trust, upon the issuance of the related Series of Certificates, Silver, Freedman & Taff, L.L.P. will deliver an opinion to the effect that such Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. See "Federal Income Tax Consequences" for additional information regarding the application of federal tax laws to a Trust and the related Series of Certificates.

ERISA Considerations..........  Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the related Prospectus Supplement and unless otherwise provided therein, any Certificates that meet certain United States Department of Labor requirements are eligible for purchase by employee benefit plans and other retirement arrangements subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Any class of Certificates that is subordinated to any other class of Certificates of the same Series may not be acquired by any such employee benefit plan or retirement arrangement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Ratings.......................  It is a condition to the issuance of the
                                Certificates to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates inasmuch as a rating does not comment as to market price or suitability for a particular investor. Ratings of Certificates will address the likelihood of the payment of principal of and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. See "Risk Factors--Ratings of the Certificates" herein. For more detailed information regarding the ratings assigned to any class of Certificates of a particular Series, see "Summary of Terms--Ratings" and "Risk Factors--Ratings of the Certificates" in the related Prospectus Supplement.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Certificates, prospective investors should carefully consider the following risk factors before investing in any class or classes of Certificates of any such Series.

RISK ASSOCIATED WITH PRE-FUNDING ACCOUNTS

  If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. In no event will the Pre-Funded Amount exceed 25% of the initial Certificate Balance of the related Series of Certificates. The Pre-Funded Amount will be used to purchase Subsequent Receivables from the Depositor (which, in turn, will acquire such Subsequent Receivables from CTL) from time to time during the Funding Period. During the Funding Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account will be invested by the Trustee (as instructed by the Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be distributed on each Distribution Date during the Funding Period as part of the Available Funds for the related Collection Period. No Funding Period will end more than three calendar months after the related Closing Date.

  To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period, any amounts remaining in the Pre-Funded Account will be distributed as a prepayment of principal to Certificateholders following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Such prepayment will reduce the outstanding principal balance of one or more classes of the related Series of Certificates and may reduce the anticipated yield thereon.

SALES OF SUBSEQUENT RECEIVABLES

  If so provided in the related Prospectus Supplement, (i) CTL will be obligated pursuant to the Purchase Agreement to sell Subsequent Receivables (subject only to the availability thereof) to the Depositor from time to time during the Funding Period in an aggregate principal amount approximately equal to the Pre-Funded Amount, (ii) the Depositor, in turn, will be obligated pursuant to the Pooling and Servicing Agreement to sell such Subsequent Receivables to the Trust and (iii) the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement and described in the related Prospectus Supplement. If the principal amount of eligible Subsequent Receivables originated or acquired by CTL during a Funding Period is less than the Pre-Funded Amount, CTL and the Depositor may have insufficient Subsequent Receivables to transfer to a Trust, and holders of one or more classes of the related Series of Certificates may receive a full or partial prepayment of principal at the end of the Funding Period as described above under "--Pre-Funding Accounts."

PERFECTION OF SECURITY INTERESTS IN FINANCED VEHICLES

  Simultaneously with each sale of Receivables, CTL will assign to the Depositor, and the Depositor will assign to the related Trust, security interests in the related Financed Vehicles; due to administrative and quality control concerns related to the retitling of a large amount of certificates of title and related fees and expenses of each state's Department of Motor Vehicles, however, the certificates of title to such Financed Vehicles will not be amended to reflect the assignment to either the Depositor or the Trust. In the absence of such amendments, a Trust may not have a perfected security interest in such Financed Vehicles in some states, including Texas. In California the security interest will continue to be perfected against creditors and transferees of the vehicle owner. CTL will be obligated to repurchase from the related Trust any Receivable sold to a Trust as to which all actions necessary to secure a first perfected security interest in the name of the Trustee in the Financed Vehicle securing such Receivable shall not have been taken as of the date such Receivable is transferred to such Trust, if such breach materially and adversely affects the interest of the Certificateholders in such Receivable and if such failure or breach is not timely cured following discovery by or notice thereof to the Depositor or CTL.

  If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests; however, the Trust could lose its security interest or the priority of its security interest in a Financed Vehicle as against liens for repairs of such Financed Vehicle or for taxes unpaid by the related Obligor or through fraud or negligence. Neither the Depositor nor CTL will have any obligation to repurchase a Receivable in respect of which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle as the result of any such mechanic's or tax lien or the fraud or negligence of a third party occurring after the date such security interest was conveyed to the Trust. See "Certain Legal Aspects of the Receivables-- Security Interests in Vehicles."

Perfection of Security Interests in Connection with the Transfer of Receivables

  Generally each Receivable will be "chattel paper" as defined in the Uniform Commercial Code ("UCC") as in effect in California (where CTL's and the Depositor's chief executive offices are located) and the jurisdiction in which the related Financed Vehicle was located at origination. Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Each of CTL and the Depositor will make appropriate filings of UCC-1 financing statements in the Office of the Secretary of State of the State of California to give notice of the sale of the Receivables. These steps may not be sufficient to protect the Trust's interest in the Receivables against the claims of CTL's creditors or a trustee (or a receiver or conservator, as the case may be) of CTL in bankruptcy to the extent that the Receivables do not constitute "chattel paper" within the meaning of the UCC as in effect in California. The Trust's interest in the Receivable could also be defeated if a subsequent purchaser were able to take physical possession of the Receivables without notice of such assignment. Pursuant to the Purchase Agreement, however, CTL will be obligated to repurchase a Receivable if its representation and warranties with respect to the Receivable are not true and correct.

Risk Associated With Consumer Protection Laws

  Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, CTL will be obligated to make certain indemnities and to repurchase from the related Trust any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

Insolvency Considerations

  The Depositor has been established as a special purpose subsidiary of Bay View Capital Corporation ("Bay View"), the holding company of CTL, to reduce the risk of bankruptcy of the Depositor and its resulting effect on the Certificates of each Series. In addition, the Depositor has undertaken to follow certain procedures to preserve its corporate separateness, with a view to maintaining the assets of the Depositor separate from the assets of Bay View, with the result that the assets of the Depositor would not be available directly to creditors of Bay View or its affiliates, to the representative of any bankruptcy estate of Bay View or to any bankruptcy trustee or receiver or conservator which may be appointed with respect to Bay View or any of its affiliates other than the Depositor. There can be no assurance, however, that, despite the bankruptcy remote nature of the Depositor and the procedures described above, an appropriate party in interest would not succeed in an effort to cause consolidation of the assets and liabilities of the Depositor with those of Bay View or any of its affiliates.

  CTL will warrant to the Depositor in each Purchase Agreement (the benefit of which warranty will be assigned by the Depositor to each Trust in the related Pooling and Servicing Agreement), that the sale of the related Receivables by CTL to the Depositor is a sale, and not a financing, of the Receivables to the Depositor. Likewise, the Depositor will warrant to the Trustee under the related Pooling and Servicing Agreement that the sale of the related Receivables by the Depositor to the Trustee is a sale, and not a financing, of the Receivables to such Trust. If the transactions contemplated under the related Transfer and Servicing Agreements are treated as a sale, the Receivables would not be part of CTL's or the Depositor's insolvency estate and would not be available to the creditors of CTL or the Depositor. Notwithstanding the foregoing, if CTL or the Depositor were to become a debtor in a bankruptcy case, and an appropriate party in interest were to take the position that the sale of Receivables to the Depositor or such Trust, as applicable, should be treated as a pledge of such Receivables to secure a borrowing of CTL or the Depositor, then delays in payments of collections of Receivables to Certificateholders could occur or reductions in the amounts of such payments could result. If the transfer of Receivables to the Depositor or any Trust is treated as a pledge instead of a sale, a tax or government lien on the property of CTL or the Depositor, as applicable, arising before the transfer of such Receivables to such Trust may have priority over such Trust's interest in such Receivables.

  The decision of the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993), contains language to the effect that accounts sold by a debtor would remain property of the debtor's bankruptcy estate under the UCC, whether or not the sale of the accounts was perfected. Although the Receivables constitute chattel paper under the UCC, rather than accounts, Article 9 of the UCC applies to the sale of chattel paper as well as the sale of accounts, and perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. The court's decision in the Octagon case has been extensively criticized as being incorrectly reasoned and was expressly rejected under legislation subsequently adopted in the State of Oklahoma. Nevertheless, if, following an insolvency proceeding in respect of the Depositor or CTL, a court were to follow the reasoning of the Tenth Circuit, then the Receivables could be included in the insolvency estate of the Depositor or CTL, as applicable, and delays and reductions in payments of collections on or in respect of the Receivables could occur.

Limited Obligations of CTL and the Depositor

  Neither CTL nor the Depositor will be generally obligated to make any payments to a Trust in respect of the related Certificates or Receivables. However, in connection with the sale of the Receivables, CTL will make representations and warranties regarding the characteristics of such Receivables and, in certain circumstances, CTL will be required to repurchase from the Trust any Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." In addition, CTL, as Servicer, may be required to purchase Receivables from a Trust under certain circumstances set forth in the Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

Subordination of Certain Classes of Certificates

  To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates may be subordinated in priority of payment to interest and principal due on one or more other classes of Certificates of the same Series.

Limited Assets of each Trust

  None of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account or Cash Collateral Account, yield supplement account or other form of credit enhancement. Subject to the foregoing, the Certificates of each Series will represent interests solely in the related Trust and will not represent obligations of or interests in, or be insured or guaranteed by, CTL, the Depositor, the Trustee or any other entity. Consequently, holders of the Certificates of any Series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related Prospectus Supplement.

Risks Associated with Automobile Loans

  Automobiles rapidly depreciate. As a consequence, the Obligor's continuing financial stability rather than the value of the vehicle is generally relied upon for the repayment of the related receivable. This is especially true with respect to Receivables purchased by CTL, because CTL's underwriting procedures are primarily based on the ability of the Obligor to repay. As a result, subject to the credit score, CTL may permit the origination of a loan in excess of the manufacturer's suggested retail price, in the case of new vehicles, or the value established by used car reference publications. Therefore, a repossessed automobile may not provide an adequate source of repayment of the outstanding loan balance. See "The Receivables Pools-- Underwriting Procedures." Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. See "The Receivables Pools-- Delinquencies and Credit Losses."

Maturity and Prepayment Considerations

  All of the Receivables are prepayable at any time by the related Obligor. As used herein with respect to any Receivable, the term prepayment includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and any lender's insurance policy, and Purchase Amounts with respect to certain other Receivables repurchased by CTL as a result of a breach of a representation or warranty or purchased by the Servicer for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CTL. The rate of prepayment on the Receivables may also be influenced by the structure of the underlying loans. To the extent prepayments on the Receivables are more rapid than expected, Certificateholders' anticipated yield may be reduced to the extent the Certificates were purchased at a premium. See "Weighted Average Life of the Certificates." In addition, if so provided in the related Prospectus Supplement, the Servicer may be entitled to purchase the Receivables of a given Receivables Pool under the circumstances described in such Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Termination."

  In addition, a Series of Certificates may include one or more classes of interest-only or other Strip Certificates that may be more sensitive than other classes of Certificates of such Series to the rate of payment on the related Receivables. Prospective investors in any such class of Certificates should carefully consider the information provided with respect to such Certificates under "Risk Factors" and elsewhere in the related Prospectus Supplement.

Ratings of the Certificates

  It is a condition of the issuance of the Certificates to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Certificates inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Certificates, see "Summary of Terms--Ratings" and "Risk Factors--Ratings of the Certificates" in the related Prospectus Supplement.

Book-Entry Registration

  If so specified in the related Prospectus Supplement, each class of the Certificates of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of such Certificates or their nominees. Because of this, unless and until Definitive Certificates for such Series are issued, the beneficial owners of such Certificates will not be recognized by the Trustee as "Certificateholders" (as such term is used herein or in the related Pooling and Servicing Agreement). Hence, until Definitive Certificates are issued, beneficial owners of the Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

Limited Liquidity

  There can be no assurance that a secondary market will develop for the Certificates or, if it does develop, that it will provide the holders of the Certificates with liquidity of investment or that it will remain for the term of the Certificates. The issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates in the secondary trading market for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Registration."

Difficulty in Pledging

  Since transactions in Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a beneficial Owner to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Registration."

                                  THE TRUSTS

  Each Series of Certificates will be issued by a separate Trust established by the Depositor pursuant to a Pooling and Servicing Agreement for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of simple interest and/or precomputed interest retail installment sale or installment loan contracts secured by new or used automobiles, recreational vehicles, light trucks, motorcycles or vans and certain payments due or received thereunder after the applicable Cutoff Date. To the extent specified in the related Prospectus Supplement, the Receivables in each Receivables Pool were or will be either (a) originated by Dealers for assignment to CTL or (b) solicited by Dealers for origination by CTL. CTL is the registered lienholder listed on the certificates of title of the Financed Vehicles. If specified in the related Prospectus Supplement, CTL may purchase Receivables from third party originators, in which case the registered lienholder on the certificate of title will be named in the Prospectus Supplement. The Receivables will continue to be serviced by CTL as the initial Servicer under each Pooling and Servicing Agreement.

  On or prior to the applicable Closing Date, CTL will sell to the Depositor, pursuant to the Purchase Agreement, Receivables in the aggregate principal amount specified in the related Prospectus Supplement. Thereafter, on such Closing Date, the Depositor will convey such Receivables and, if so provided in the related Prospectus Supplement, the Pre-Funded Amount to the related Trust in exchange for the delivery to the Depositor of the Series of Certificates issued on such date by such Trust. If the Prospectus Supplement provides for the conveyance of a Pre-Funded Amount to the related Trust, CTL will also be required under the Purchase Agreement, and the Depositor will be required under the related Pooling and Servicing Agreement, to convey to the Depositor and the Trust, respectively, Subsequent Receivables from time to time during the Funding Period in an aggregate principal amount approximately equal to such Pre-Funded Amount. Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust. The property of each Trust will also include (i) interests in certain amounts that may from time to time be held in separate trust accounts established and maintained pursuant to the related Pooling and Servicing Agreement and, if so provided in the related Prospectus Supplement, the proceeds of such accounts; (ii) security interests in the Financed Vehicles and any other interest of CTL and the Depositor in such Financed Vehicles; (iii) any recourse rights of CTL against Dealers; (iv) any rights of CTL to proceeds from claims on or refunds of premiums with respect to certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, including any lender's insurance policy; (v) any property that secures a Receivable and that has been acquired by the Trust; (vi) certain rights under the related Purchase Agreement; and (vii) any and all proceeds of the foregoing. CTL will not convey to the Depositor, and the Depositor will not convey to a Trust, and the related Certificateholders will have no interest in, any contract with a Dealer establishing "dealer reserves" or any rights to recapture dealer reserves pursuant to such a contract. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account or a Cash Collateral Account, a yield supplement account, surety bond, swap or other interest rate protection, or any other form of credit enhancement may be a part of the property of a Trust or may be held by the Trustee for the benefit of holders of the related Certificates.

  CTL, as initial Servicer under each Pooling and Servicing Agreement, will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements-- Servicing Compensation and Payment of Expenses" herein. To facilitate the servicing of the Receivables, the Depositor and each Trustee will designate the Servicer as custodian of the Receivables and the related documents for the related Trust; due to the administrative burden and expense, however, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to either the Depositor or the Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in certain of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

  If the protection provided to the holders of the Certificates of any Series (the "Certificateholders") by the subordination, if any, of one or more classes of Certificates of such Series and by any Cash Collateral Account, yield supplement account or other available form of credit enhancement for such Series is insufficient, such Certificateholders will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal of and interest on the related Certificates. In such event, certain factors, such as the Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables or may limit the amount realized to less than the amount due thereunder. Certificateholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Certificates as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

The Trustee

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Certificates is limited solely to the express obligations of such Trustee set forth in the related Pooling and Servicing Agreement. A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove a Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Pooling and Servicing Agreement or if such Trustee becomes insolvent. If the Servicer so removes a Trustee, the Servicer will be obligated to appoint a successor to such Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                             THE RECEIVABLES POOLS

General

  To the extent specified in the related Prospectus Supplement, the Receivables arise, or will arise, from motor vehicle installment sale contracts that were originated by new and used car, light truck, recreational vehicle, van and motorcycle dealers for assignment to CTL or motor vehicle loan contracts that were solicited by dealers for origination by CTL in the ordinary course of business. CTL is the registered lienholder on the certificates of title to each of the Financed Vehicles. If specified in the related Prospectus Supplement, CTL may purchase Receivables from third party originators, in which case the registered lienholder on the certificate of title will be named in the Prospectus Supplement.

  The Receivables to be sold to each Trust will be selected from CTL's portfolio for inclusion in a Receivables Pool based on several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) provides for level monthly payments (except for the last payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the Receivable, (iii) is a Precomputed Receivable or a Simple Interest Receivable (each as defined herein) and (iv) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by CTL or the Depositor to be adverse to Certificateholders were or will be used in selecting the Receivables.

Underwriting Procedures

  CTL uses the degree of the applicant's creditworthiness as the basic criterion when originating an installment sales contract or purchasing such a contract from a Dealer. Each credit application requires that the applicant provide current information regarding the applicant's employment history, bank accounts, debts, credit references, and other factors that bear on creditworthiness. CTL generally applies uniform underwriting standards when originating loans on new and used vehicles. CTL also typically obtains a credit report from a major credit reporting agency summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. Information relating to the applicant and supplied by the applicant on the loan application combined with information provided by credit reporting agencies is used to generate the borrower's credit score.

  The credit score generated is used as the basic determinant for loan approval. CTL's credit scoring model was developed by an independent firm experienced in developing such models and utilizes extensive historical data related to CTL's origination and servicing experience as well as the experience of CTL's senior management. CTL's credit scoring model evaluates an applicant's credit profile along with certain applicant specific characteristics to arrive at an estimate of the associated credit risk. Additionally, CTL's credit analysts may also verify an applicant's employment income and/or residency or where appropriate, verify an applicant's payment history directly with the applicant's creditors. CTL will also generally verify receipt of the automobile and other information directly with the borrower. Based on these procedures, a credit decision is considered and approved by CTL personnel at various levels of authority, depending on a variety of factors including the amount of the loan and the applicant's credit score.

  CTL's underwriting guidelines adhere to no specific loan-to-value ratios because the primary focus is on the ability of the borrower to repay the loan rather than the value of underlying collateral. The amount financed by CTL will generally be up to the full sales price of the vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing (such amounts in addition to the sales price, collectively the "Additional Vehicle Costs"). Accordingly, the amount financed by CTL under an installment contract generally may exceed, depending on the credit score, in the case of new vehicles, the manufacturer's suggested retail price of the financed vehicle and the Additional Vehicle Costs. In the case of used vehicles, if the applicant meets CTL's creditworthiness criteria, the amount financed may exceed the vehicle's value as assigned by one of the three standard reference sources for dealers of used cars and the Additional Vehicle Costs. Depending on the dealer's location, CTL will use the "Kelley Blue Book," "NADA Official Used Car Guide" or the "Black Book" published by National Auto Research to obtain a value to assign to a used vehicle for underwriting purposes.

  CTL believes based on its historical experience that the resale value of a new vehicle purchased by an obligor will generally decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment contract. CTL also believes that the resale value of a used vehicle purchased by an obligor will generally decline, but believes that the percentage of such decline generally will be less than the percentage of decline in the resale value of a new vehicle. CTL regularly reviews the quality of the Contracts purchased from Dealers and periodically conducts quality control audits to ensure compliance with its established policies and procedures. See also "California Thrift & Loan and Affiliates" herein.

Allocation of Payments

  The Receivables will be either Simple Interest Receivables or Precomputed Receivables. "Simple Interest Receivables" provide for equal monthly payments that are applied, first, to collection fees, if any, then to applicable late charges, then to pay interest accrued to the date of such payment, then to principal due on such date, and then to further reduce the outstanding principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its due date under a Simple Interest Receivable, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date, and the portion of the payment applied to reduce the principal balance of the Receivable will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment under a Simple Interest Receivable after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due, and the portion of such payment applied to reduce the principal balance of the Receivable will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

  "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" method, similar to the Rule of 78's ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment of the receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount of the Receivable are calculated in accordance with the sum of the periodic time balances or the "Rule of 78's." If a Precomputed Receivable is prepaid in full (voluntarily or by liquidation, acceleration or otherwise), under the terms of the Contract a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the Contract allocable to "unearned" interest. Unearned interest is calculated in accordance with the sum of the periodic time balances method, the Rule of 78's or an equivalent method. The amount of any such rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule and generally will be significantly less than such amount.

  To the extent specified in the related Prospectus Supplement, all of the Receivables that are Precomputed Receivables will be Rule of 78's Receivables; however, the Trust will account for all Rule of 78's Receivables as if such Receivables were Actuarial Receivables. If so provided in the related Prospectus Supplement early payments on Precomputed Receivables ("Payaheads") will be deposited to the Payahead Account as described under "Description of the Transfer and Servicing Agreements--Accounts." Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable (computed on an actuarial basis) will not be passed through to Certificateholders, except to the extent necessary to pay interest and principal on the Certificates.

  In the event of the liquidation of a Receivable or the repossession of a Financed Vehicle, amounts recovered are applied first to the expenses of repossession, and then to unpaid interest (to the extent not previously written off) and principal and any related payment or other fee.

Delinquencies and Credit Losses

  Certain information concerning the delinquencies and credit losses with respect to new and used retail automobile, light truck, recreational vehicle, motorcycle and van receivables will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency and credit loss experience with respect to any Receivables Pool will be comparable to prior experience or to such information.

                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The weighted average life of the Certificates of any Series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds, if any, from physical damage, credit life and disability and/or any lender's insurance policies, and the amount of Receivables repurchased by CTL due to a breach of a representation or warranty or purchased by the Servicer for administrative purposes. All of the Receivables are prepayable at any time without penalty (or with a de minimis charge) to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the registered lienholder (or the Servicer on behalf of such lienholder). The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, CTL will be obligated to repurchase Receivables from a Trust pursuant to the related Purchase Agreement and Pooling and Servicing Agreement as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from a Trust pursuant to the related Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures." See also "Description of the Transfer and Servicing Agreements-- Termination" regarding the option of the Servicer to purchase the Receivables from a Trust.

  A Series of Certificates may include one or more classes of Strip Certificates that are more sensitive than certain other classes of Certificates of the same Series to the rate of payment of the related Receivables. Prospective investors in any such Strip Certificates should consider carefully the information regarding such Certificates in the related Prospectus Supplement.

  In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Certificates of a Series on any Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related Series of Certificates or particular classes of Certificates.

                POOL FACTORS AND OTHER CERTIFICATE INFORMATION

  The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates and which will indicate the remaining Class Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Class Certificate Balance of such class of Certificates. Each Certificate Pool Factor will be
1.0000000 as of the related Closing Date and thereafter will decline to reflect reductions in the applicable Class Certificate Balance. A Certificateholder's portion of the aggregate outstanding Class Certificate Balance will equal the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

  The Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Certificate Pool Factor. In addition, Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Certificates--Statements to Certificateholders."

                                USE OF PROCEEDS

  On each Closing Date, the Depositor will convey the Receivables and, if so provided in the related Prospectus Supplement, the applicable Pre-Funded Amount to the related Trust in exchange for the related Series of Certificates. The Depositor will apply the net proceeds from the sale of the Certificates to the purchase of the Receivables from CTL and, if so provided in the related Prospectus Supplement, to fund the Pre-Funding Account, and to such other things, if any, as specified in the related Prospectus Supplement. CTL will use the portion of such proceeds paid to it to repay deposits, short-term borrowings and for general corporate purposes.

                    CALIFORNIA THRIFT & LOAN AND AFFILIATES

  CTL is a 38 year-old, FDIC-insured California thrift and loan. CTL's business is the underwriting and purchasing of high yield consumer loans (primarily retail installment sales contracts secured by new and used automobiles and light-duty trucks), residential real estate loans and commercial equipment leases for small and medium sized businesses. CTL conducts its business primarily in the States of California, Arizona, Colorado, Illinois, New Mexico, Nevada, Oregon and Texas.

  On June 14, 1996 Bay View acquired CTL Credit, Inc., the holding company of CTL. CTL is now a wholly-owned subsidiary of Bay View.

  The Depositor is a wholly-owned subsidiary of Bay View, formed in November 1996 as a Delaware corporation, and is organized for the limited purpose of purchasing, acquiring owning and holding vehicle installment sale and installment loan contracts, reselling such receivables and conducting activities incidental thereto.

  The Depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Bay View under the United States Bankruptcy Code or other applicable laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the Depositor with those of Bay View or CTL. These steps include the creation of the Depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Depositor's business, as described above, and restrictions on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be consolidated with those of Bay View or CTL in a proceeding under an Insolvency Law. See "Risk Factors--Insolvency Considerations."

  In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of Bay View or its affiliates can be asserted against the Depositor. To the extent that any such liabilities arise after the transfer of Receivables to a Trust, the Trust's interest in the Receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the Depositor could permit the claimant to subject the Depositor to an involuntary proceeding under the Bankruptcy Code or other Insolvency Laws. See "Risk Factors--Insolvency Considerations."

                        DESCRIPTION OF THE CERTIFICATES

General

  Each Trust will issue a Series of Certificates pursuant to a Pooling and Servicing Agreement. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following is a summary of the material terms of the Certificates and is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Pooling and Servicing Agreement.

  If so specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof in book-entry form only.

Distributions of Principal and Interest

  The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and may be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) interest distributions with disproportionate, nominal or no principal distributions or (ii) principal distributions with disproportionate, nominal or no interest distributions. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a Series or the method for determining such Pass-Through Rate.

  To the extent specified in any Prospectus Supplement, one or more classes of Certificates of a given Series may have fixed principal and/or interest distribution schedules, as set forth in such Prospectus Supplement.

  In the case of a Series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.

Book-Entry Registration

  If so specified in the related Prospectus Supplement, each class of Certificates initially will berepresented by one or more certificates, in each case registered in the name of the nominee of DTC. Unless another nominee is specified in the related Prospectus Supplement, the nominee of DTC will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of each Series, except for Certificates, if any, retained by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder will be entitled to receive a physical certificate representing a Certificate; all references herein and in the related Prospectus Supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from its participating members ("Participants"), and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. Beneficial owners of the Certificates ("Certificate Owners") will not be recognized as "Certificateholders" by the related Trustee, as such term is used in each Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Certificates may do so only through Participants and Indirect Participants. In addition, all Certificate Owners will receive all distributions of principal and interest from the related Trustee through Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Certificate Owners.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates representing the Certificates, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Certificate Owners.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Certificates, may be limited due to the lack of a physical certificate representing such Certificates.

  DTC may take any action permitted to be taken by a Certificate Owner under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Except as required by law, the related Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Certificates of any Series held by

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

DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

  To the extent the related Prospectus Supplement specifies the related Certificates be delivered through the facilities of DTC, the Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Certificates") to Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the related Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related Certificates and the Depositor or such Trustee is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners representing not less than 50% of the Certificate Balance of the Certificates of such Series advise the related Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee will notify DTC of the occurrence of such events and of the availability of Definitive Certificates to Certificate Owners. Upon surrender to the Trustee by DTC of the certificates representing all Certificates of any affected class and the receipt of instructions from DTC for re-registration, the Trustee will issue Definitive Certificates to the related Certificate Owners. Distributions on the related Definitive Certificates will be made thereafter by the related Trustee directly to the holders in whose name the related Definitive Certificates are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Pooling and Servicing Agreement. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Pooling and Servicing Agreement.

  Definitive Certificates will be transferable and exchangeable at the offices of the related Trustee (or any security registrar appointed thereby). No service charge will be imposed for any registration of transfer or exchange, but such Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

STATEMENTS TO CERTIFICATEHOLDERS

  With respect to each Series of Certificates, on or prior to each Distribution Date, the Servicer (to the extent applicable to such Certificateholder) will prepare and forward to the related Trustee to be included with the distribution to each Certificateholder of record a statement setting forth for the related Collection Period substantially the following information (and any other information specified in the related Prospectus Supplement):

  (i) the amount of the distribution allocable to principal (including any overdue principal) of each class of Certificates of such Series;

  (ii) the amount of the distribution allocable to interest (including any overdue interest) on each class of Certificates of such Series;

  (iii) the amount of fees and compensation paid to the Servicer and the Trustee with respect to the related Collection Period;

  (iv) the Class Certificate Balance and Certificate Pool Factor for each class of Certificates of such Series as of the related record date;

  (v) the amount, if any withdrawn from and the balance of any Cash Collateral Account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following Distribution Date;

  (vi) with respect to any Series of Certificates as to which a Pre-Funding Account has been established, for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount; and

  (vii) for the Distribution Date that falls on or immediately after the end of the Funding Period, if any, the amount of the Pre-Funded Amount that has not been used to purchase Subsequent Receivables.

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

  (viii) the aggregate net losses on the Receivables for the related Collection Period;

  (ix) the aggregate principal balance of all Receivables which were delinquent 30 days or more as of the last day of the related Collection Period; and

  (x) the amount of Advances made on such Distribution Date; the aggregate amount of outstanding Advances on such Distribution Date; and the amount of Advances reimbursed to the Servicer on such Distribution Date based on the fact that the related Receivable became a Defaulted Receivable during the prior Collection Period.

  Dollar amounts described in items (i), (ii) and (iv) above will be expressed as a dollar amount per $1,000 of initial Class Certificate Balance of such Certificates.

  In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee will mail to each person who at any time during such calendar year shall have been a registered Certificateholder a statement containing certain information for the purposes of such Certificateholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

LIST OF CERTIFICATEHOLDERS

  Each Trustee, within 15 days after receipt of written request of the Servicer, will provide the Servicer with a list of the names and addresses of all holders of record as of the most recent record date of the related Series of Certificates. In addition, three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the applicable Certificate Balance may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Pooling and Servicing Agreement or under such Certificates.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following is a summary of the material terms of each Purchase Agreement and Pooling and Servicing Agreement (collectively, the "Transfer and Servicing Agreements") pursuant to which the Depositor will purchase Receivables from CTL, a Trust will purchase Receivables from the Depositor, and the Servicer will agree to service such Receivables. Forms of the Purchase Agreement and Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

  On the related Closing Date, (i) CTL will sell and assign to the Depositor pursuant to the related Purchase Agreement, without recourse, its entire right in the related Receivables, including its security interests in the related Financed Vehicles and (ii) the Depositor will sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement, without recourse, (a) its entire right in such Receivables and all of its right, title and interest under the Purchase Agreement, including the security interests in the Financed Vehicles, and (b) if so provided in the related Prospectus Supplement, the applicable Pre-Funded Amount. Each Receivable will be identified in a schedule appearing as an exhibit to the related Purchase Agreement and Pooling and Servicing Agreement. The Trustee will, concurrently with such sale and assignment of the Receivables and, if applicable, the Pre-Funded Amount, to the related Trust, execute, authenticate and deliver the related Series of Certificates to the Depositor in exchange for such Receivables and such Pre-Funded Amount, if any. The related Prospectus Supplement will specify whether the property of a Trust will include the Pre-Funded Amount and, if so, the terms, conditions and manner under which Subsequent Receivables will be sold and assigned by the Depositor to the related Trust.

  In each Purchase Agreement, CTL will represent and warrant to the Depositor, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each such Receivable has obtained or agreed to obtain and maintain physical damage insurance covering the Financed Vehicle in accordance with CTL's normal requirements; (iii) at the Closing Date, with respect to Receivables conveyed to a Trust on the Closing Date, and on the applicable Subsequent Transfer Date with respect to any Subsequent Receivables, the Receivables are free and clear of all security interests, liens, charges and encumbrances, other than the lien of the Depositor, and no offsets, defenses or counterclaims against the Depositor or CTL have been asserted or threatened with respect to the related Receivables; (iv) at the Closing Date or Subsequent Transfer Date, as applicable, each of the related Receivables secured by a security interest in a Financed Vehicle registered in the State of California is secured by a first perfected security interest in the related Financed Vehicle in favor of the Trustee on behalf of the Trust as secured party or all necessary action has been taken by CTL to secure such a first perfected security interest; and (v) each of the related Receivables, at the time it was originated, complied and, at the Closing Date or Subsequent Transfer Date, as applicable, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of any Collection Period following the discovery by or notice to CTL of a breach of any such representation or warranty that materially and adversely affects the interests of the Depositor or its assignee in a Receivable (or as of the last day of the preceding Collection Period, if CTL so elects), CTL, unless it has cured such breach, will repurchase the Receivable at a price equal to the unpaid principal balance owed by the Obligor thereon plus, accrued interest thereon at the applicable Contract Rate to the date of purchase (the "Purchase Amount"), and such Receivable will be considered a "Purchased Receivable" as of such date. In each Pooling and Servicing Agreement, the Depositor will assign certain rights under the related Purchase Agreement to the related Trust, including the right to cause CTL to repurchase Receivables with respect to which it is in breach of any such representation and warranty. The repurchase obligation of CTL pursuant to each Purchase Agreement and Pooling and Servicing Agreement will constitute the sole remedy available to the related Certificateholders or Trustee for any uncured breach of a representation or warranty.

  If the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, CTL will be obligated to sell and assign to the Depositor pursuant to the related Purchase Agreement, and the Depositor will be obligated to sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement, Subsequent Receivables from time to time during the Funding Period in an aggregate outstanding principal amount approximately equal to the Pre-Funded Amount. Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement; (ii) the Subsequent Receivables shall have been selected based on the criteria specified in the applicable Prospectus Supplement and neither CTL nor the Depositor shall have selected such Subsequent Receivables in a manner that it deems is adverse to the interests of holders of the related Certificates; (iii) as of the respective Cutoff Date for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; (iv) any required deposit to any Cash Collateral Account or other similar account shall have been made; and (v) CTL must execute and deliver to the Depositor, and the Depositor must execute and deliver to such Trust, a written assignment conveying such Subsequent Receivables to the Depositor or such Trust, as applicable. In addition, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the following conditions subsequent, among others, each of which must be satisfied within the applicable time period specified in the related Prospectus Supplement: (a) the Depositor must deliver certain opinions of counsel to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust; (b) the Trustee must receive written confirmation from a firm of certified independent public accountants that, as of the end of the period specified therein, the Receivables in the Trust, including the Subsequent Receivables, satisfied the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (c) each of the Rating Agencies must notify the Depositor in writing that, following the conveyance of the Subsequent

Receivables to the Trust, each class of Certificates will have the same rating assigned to it by such Rating Agency that it had on the Closing Date. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile, light truck, motorcycle and van receivables in the portfolio serviced. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CTL will be required under the related Purchase Agreement and Pooling and Servicing Agreement to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor. See "Risk Factors--Sales of Subsequent Receivables."

Custody of Receivable Files

  If so specified in the related Prospectus Supplement, CTL initially will be appointed to act as custodian for the Receivable files of each Trust. Pursuant to the related Pooling and Servicing Agreement, CTL or another institution specified in the related Prospectus Supplement will agree to hold the Receivable files on behalf of the related Trust. Any such custodial arrangement may be terminated by the Trust or any credit enhancer upon the terms set forth therein. See also "Risk Factors--Insolvency Considerations."

  If, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Risk Factors-- Perfection of Security Interests in Connection with the Transfer of Receivables."

Accounts

  Certificate Account. With respect to each Trust, the Servicer will establish and maintain one or more accounts, in the name of the Trustee on behalf of the related Certificateholders, into which all payments made on or in respect of the related Receivables will be deposited and from which all distributions with respect to the related Certificates will be made (the "Certificate Account"). The amounts on deposit in the Certificate Account will be invested by the Trustee in Eligible Investments.

  Payahead Account. If so provided in the related Prospectus Supplement, the Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee and for the benefit of Obligors on the Receivables, into which, to the extent required by the Pooling and Servicing Agreement, Payaheads on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. The Payahead Account will initially be maintained with the Trustee. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. Collections on a Precomputed Receivable made during a Collection Period shall be applied first to any overdue scheduled payment on such Receivable, then to the scheduled payment on such Receivable due in such Collection Period. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections shall be transferred to and kept in the Payahead Account until such later Collection Period as the collections may be retransferred to the Certificate Account and applied either to a later scheduled payment or to prepay such Receivable in full.

  Pre-Funding Account. If so provided in the related Prospectus Supplement, the Servicer will establish and maintain an account, in the name of the related Trustee on behalf of the related Certificateholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date (the "Pre-Funding Account"). In no event will the Pre-Funded Amount exceed 25% of the aggregate Certificate Balance of the related Series of Certificates. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Receivables from the Depositor from time to time during the Funding Period. The amounts on deposit in the Pre-Funding Account during the Funding Period will be invested by the Trustee in Eligible Investments. Any investment income received on the Eligible Investments during a Collection Period (such amounts, net of any related investment expenses, "Investment Income") will be included in the interest distribution amount on the following Distribution Date. The Funding Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three calendar months after the related Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Certificateholders, in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Certificates.

  Any other accounts to be established with respect to a Trust, including any Cash Collateral Account or yield supplement account, will be described in the related Prospectus Supplement.

  For each Series of Certificates, funds in the Certificate Account, Pre-Funding Account and any other account identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Pooling and Servicing Agreement in Eligible Investments and any related Investment Income will be distributed as described herein and in the related Prospectus Supplement. "Eligible Investments" generally will be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Certificates. Except as may be otherwise indicated in the applicable Prospectus Supplement, Eligible Investments will include (i) direct obligations of, and obligations guaranteed by, the United States of America, the Federal National Mortgage Association, or any instrumentality of the United States of America; (ii) demand and time deposits in or similar obligations of any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) rated P-1 by Moody's Investors Service, Inc. ("Moody's") or A-1+ by Standard & Poor's Ratings Services ("Standard & Poor's") (an "Approved Rating") or any other deposit which is fully insured by the FDIC; (iii) repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company having an Approved Rating (acting as principal); (iv) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment; (v) commercial paper having an Approved Rating at the time of such investment; (vi) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the Rating Agencies; (vii) interests in any money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's; and (viii) any other investment approved in advance in writing by the Rating Agencies.

  Except as described herein or in the related Prospectus Supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Certificateholders of such Series; provided, however, that each Pooling and Servicing Agreement will generally permit the investment of funds in any Cash Collateral Account or similar type of credit enhancement account to be invested in Eligible Investments without the limitation that such Eligible Investments mature not later than the business day prior to the next succeeding Distribution Date if
(i) the Servicer obtains a liquidity facility or similar arrangement with respect to such Cash Collateral Account or other account and (ii) each rating agency that initially rated the related Certificates confirms in writing that the ratings of such Certificates will not be lowered or withdrawn as a result of eliminating or modifying such limitation.

  The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) (1) a long-term unsecured debt rating of at least Baa3 from Moody's and at least BBB- from Standard & Poor's and (2) a short term unsecured debt rating of at least P-2 from Moody's and at least A-2 from Standard & Poor's or (B) is approved by each Rating Agency and any credit enhancer of the related Series and (ii) whose deposits are insured by the FDIC.

Servicing Procedures

  The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable automotive installment contracts that it owns or services for others. The Servicer will continue to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivables with respect to which the Servicer determines that eventual payment in full is unlikely. The Servicer may sell the Financed Vehicle securing such Receivables at a public or private sale, or take any other action permitted by applicable law.

  Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule; if, however, the extension of a payment schedule causes a Receivable to remain outstanding on the Final Scheduled Maturity Date the Servicer will purchase such Receivable at the Purchase Amount as of the last day of the Collection Period preceding such Final Scheduled Distribution Date. In addition, unless otherwise provided in the related Prospectus Supplement, the Servicer will be obligated under each Pooling and Servicing Agreement to purchase any Receivable at the Purchase Amount if (i) among other things, the Servicer reduces the Contract Rate, reduces the amount of the scheduled monthly payments or reduces the amount financed or fails to maintain a perfected security interest in the related Financed Vehicle and (ii) the interest of the Certificateholders in such Receivable is materially and adversely affected by such action or failure to act of the Servicer. The Servicer's purchase obligation will constitute the sole remedy available to the related Certificateholders or Trustee for any such modification of a Contract.

Collections

  With respect to each Trust, the Servicer will deposit all payments (from whatever source) on and all proceeds of the related Receivables collected during a Collection Period into the related Certificate Account not later than two business days after receipt thereof. However, at any time that and for so long as (i) CTL is the Servicer, (ii) no Event of Default shall have occurred and be continuing with respect to the Servicer and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Certificate Account until on or before the applicable Distribution Date. Pending deposit into the Certificate Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Certificateholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amounts with respect to Receivables purchased by the Servicer.

  Payaheads on Precomputed Receivables will be transferred from the Certificate Account and deposited into the Payahead Account for subsequent transfer to the Certificate Account, as described above under "--Accounts."

Advances

  If a Receivable is delinquent more than 30 days at the end of a Collection Period, the Servicer will make an Advance in the amount of 30 days of interest due on such Receivable, but only to the extent that the Servicer, in its sole discretion, expects to recoup the Advance from subsequent collections on the Receivable or from withdrawals from any Cash Collateral Account or other form of credit enhancement. The Servicer will deposit Advances in the Certificate Account on or prior to the date specified therefor in the related Prospectus Supplement. If the Servicer determines that reimbursement of an Advance from subsequent payments on or with respect to the related Receivable is unlikely, the Servicer may recoup such Advance from insurance proceeds, collections made on other Receivables or from any other source specified in the related Prospectus Supplement.

Servicing Compensation and Payment of Expenses

  The Servicer will be entitled to receive a fee with respect to each Trust (the "Servicing Fee"), equal to one percent (1.00%) per annum (the "Servicing Fee Rate"), payable monthly at one-twelfth the annual rate, of the related aggregate Pool Balance. The Servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the Receivables and will be entitled to reimbursement from each Trust for certain liabilities.

  The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of automotive receivables as an agent for the related Trust, including collecting and posting all payments, making Advances, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, and overseeing the collateral in cases of Obligor default. The Servicing Fee will also compensate the Servicer for administering the related Receivables Pool, including accounting for collections and furnishing monthly and annual statements to the related Trustee with respect to distributions, and generating federal income tax information for such Trust and for the related Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable Receivables Pool.

Distributions

  With respect to each Series of Certificates, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of interest only or principal only) on each class of Certificates entitled thereto will be made by the related Trustee to the related Certificateholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to the holders of each class of Certificates will be set forth in the related Prospectus Supplement.

  With respect to each Trust, collections on or with respect to the related Receivables will be deposited into the related Certificate Account for distribution to the related Certificateholders on each Distribution Date to the extent and in the priority provided in the related Prospectus Supplement. Credit enhancement, such as a Cash Collateral Account or yield supplement account or other arrangement, may be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Certificates of a Series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of a Series may be subordinate to payments in respect of other classes of Certificates. Distributions of principal on the Certificates of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

  The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Certificates of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Certificates, Cash Collateral Accounts, reserve accounts, yield supplement accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or such other arrangements as may be described in the related Prospectus Supplement, or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Certificates may cover one or more other classes of Certificates of the same Series, and credit enhancement for a Series of Certificates may cover one or more other Series of Certificates.

  The existence of a Cash Collateral Account or other form of credit enhancement for the benefit of any class or Series of Certificates is intended to enhance the likelihood of receipt by the Certificateholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Certificateholders will experience losses. To the extent specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Certificates will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, Certificateholders will bear their allocable share of such losses, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Certificates, Certificateholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Certificateholders of other Series.

  Cash Collateral Account. If so provided in the related Prospectus Supplement, pursuant to the related Pooling and Servicing Agreement the Depositor will establish an account (a "Cash Collateral Account") for a Series or class or classes of Certificates, which will be maintained with the related Trustee. To the extent provided in the related Prospectus Supplement, a Cash Collateral Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related Series has a Funding Period, may also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Cash Collateral Account may be increased or reinstated on each Distribution Date, to the extent described in the related Prospectus Supplement, by the deposit thereto of the amount of collections on the related Receivables remaining on such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances under which and the manner in which distributions may be made out of any such Cash Collateral Account, either to holders of the Certificates covered thereby or to the Depositor or to any other entity.

Evidence as to Compliance

  Each Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trustee a statement as to compliance by the Servicer during the preceding twelve months with certain standards relating to the servicing of the Receivables.

  Each Pooling and Servicing Agreement will also provide for delivery to the related Trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the related Pooling and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed or will agree to give each Trustee notice of Events of Defaults under the related Pooling and Servicing Agreement. Copies of the foregoing statements and certificates may be obtained by Certificateholders by a request in writing addressed to the related Trustee at the Corporate Trust Office for such Trustee specified in the related Prospectus Supplement.

Certain Matters Regarding the Servicer

  Each Pooling and Servicing Agreement will provide that CTL may not resign from its obligations and duties as Servicer thereunder, except upon determination that CTL's performance of such duties is no longer permissible under applicable law. Under certain circumstances, CTL may transfer its obligations and duties as Servicer to a qualified affiliate of Bay View. No such assignment or resignation will become effective until the related Trustee or a successor servicer has assumed CTL's servicing obligations and duties under the related Pooling and Servicing Agreement.

  Each Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in each Pooling and Servicing Agreement, any entity into which CTL may be merged or consolidated, or any entity resulting from any merger or consolidation to which CTL is a party, or any entity succeeding to the indirect automobile financing or receivable servicing business of CTL, which corporation or other entity assumes the obligations of the Servicer, will be the successor to the Servicer under the related Pooling and Servicing Agreement.

  CTL has a contract with Norwest Financial Inc., pursuant to which Norwest Financial Inc. will provide CTL data processing and communication system services through October, 2001.

Events of Default

  "Events of Default" under each Pooling and Servicing Agreement will consist of: (i) any failure by the Servicer or CTL to deliver to the related Trustee for distribution to the related Certificateholders any required payment, which failure continues unremedied for five business days after discovery by an officer of the Servicer or after written notice to the Servicer of such failure from the Trustee or holders of the related Certificates evidencing not less than 25% of the aggregate Certificate Balance (or notional principal amount, if applicable); (ii) any failure by the Servicer, CTL or the Depositor duly to observe or perform in any material respect any covenant or agreement in the related Pooling and Servicing Agreement, Certificates or Purchase Agreement, which failure materially and adversely affects the rights of the related Certificateholders and which continues unremedied for 60 days after written notice of such failure is given (1) to the Servicer, CTL or the Depositor, as the case may be, by the related Trustee or (2) to the Servicer, CTL or the Depositor, as the case may be, and to the related Trustee by holders of the related Certificates evidencing not less than 25% of the related Certificate Balance (or notional principal amount, if applicable); and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights Upon Event of Default

  As long as an Event of Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance (or notional principal amount, if applicable) may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon a successor Servicer appointed by the related Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements, provided, however, that if the Trustee becomes the successor Servicer it will not be subject to all of the indemnification obligations of the Servicer. In the event that the related Trustee is unwilling or unable to act as successor to the Servicer, such Trustee may appoint, or may petition a court of competent jurisdiction to appoint a successor with assets of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. The related Trustee may arrange for compensation to be paid to such successor Servicer, which in no event may be greater than the servicing compensation paid to the Servicer under the related Pooling and Servicing Agreement. See "Risk Factors--Insolvency Considerations." A credit enhancement provider may have certain rights upon Event of Default, as specified in the related Prospectus Supplement.

Waiver of Past Defaults

  Holders of Certificates evidencing not less than a majority of the related aggregate Certificate Balance (or notional principal amount, if applicable) may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any Account in accordance with the Pooling and Servicing Agreement. No such waiver will impair the Certificateholders' rights with respect to subsequent Events of Default.

Amendment

  Each Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the related Trustee, without the consent of the related Certificateholders, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions of the Pooling and Servicing Agreement; provided that such action shall not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any related Certificateholder. Each Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer and the related Trustee with the consent of the holders of the related Certificates evidencing not less than 51% of the related aggregate Certificate Balance (and notional principal amount, if applicable) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of such Certificateholders or (ii) reduce the aforesaid percentage of the Certificate Balance of such Series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Certificates of such Series. Any provision in a Pooling and Servicing Agreement that imposes unlimited liability on the holder of a Class IC Certificate and provides for the termination of the related Trust upon the occurrence of an "Insolvency Event" (as described in the related Prospectus Supplement) with respect to such holder of the Class IC Certificate, shall not be amended without the unanimous consent of the Trustee and all holders of outstanding Certificates of such Series (or unless an opinion of Counsel is delivered to the effect that such provision is not required under relevant state law). No amendment of a Pooling and Servicing Agreement shall be permitted unless an opinion of counsel is delivered to the Trustee to the effect that such amendment will not adversely affect the tax status of the Trust.

Termination

  The obligations of the Servicer, the Depositor and the related Trustee pursuant to the related Pooling and Servicing Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last Receivable in the related Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables; (ii) the payment to the related Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement; and (iii) the occurrence of certain Insolvency Events, to the extent set forth in the related Prospectus Supplement.

  In order to avoid excessive administrative expenses, the Servicer will be permitted to purchase from each Trust or to cause such Trust to sell all remaining Receivables in the related Receivables Pool as of the end of any Collection Period, if the Certificate Balance as of the Distribution Date following such Collection Period would be less than or equal to 10% of the initial aggregate Certificate Balance, at a purchase price equal to the fair market value of such Receivables, but not less than the sum of (x) the outstanding Pool Balance and

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

(y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Contract Rate, minus any amount representing payments received on the Receivables and not yet applied to reduce the principal balance thereof or interest related thereto. To the extent there is an interest only class of Strip Certificates offered under the related Prospectus Supplement, the right of the Servicer to purchase the remaining Receivables will be contingent on the reduction to zero of the notional amount of such class.

  If and to the extent provided in the related Prospectus Supplement, the related Trustee may, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than 10% of the original Pool Balance, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder at a purchase price equal to the fair market value of such Receivables, but not less than the sum of (x) the outstanding Pool Balance and (y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Contract Rate, minus any amount representing payments received on the Receivables and not yet applied to reduce the principal balance thereof or interest related thereto.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interests in Vehicles

  Installment sale contracts such as those included in the Receivables evidence the credit sale of automobiles, light trucks, recreational vehicles, motorcycles and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the States where CTL currently acquires or originates Receivables, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. A majority of the Receivables are currently originated in California and Texas. Unless otherwise specified in the related Prospectus Supplement, with respect to the Receivables, the lien is or will be perfected in the name of CTL. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the lienholder's consent.

  Pursuant to each Purchase Agreement, CTL will assign its security interests in the Financed Vehicles to the Depositor along with the Receivables. Pursuant to each Pooling and Servicing Agreement, the Depositor will assign its security interests in the Financed Vehicles to the related Trustee along with the Receivables. Because of the administrative and quality control concerns related to the retitling of a large amount of certificates of title and related fees and expenses of each state's Department of Motor Vehicles, neither the Depositor nor the related Trustee will amend any certificate of title to identify itself as the secured party.

  In most states, including California, an assignment such as that under a Pooling and Servicing Agreement should be an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In certain other states, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in vehicles. However, with respect to security interests perfected by a central filing, the UCC in these states provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. An official comment to the UCC states that this rule should control a security interest in a vehicle which is perfected by the notation of the lien on the certificate of title. Although the comment does not have the force of law, official comments are typically given substantial weight by the courts.

  Other states, including Texas, have statutory provisions that address or could be interpreted as addressing assignments. However, nearly all of these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous (including Texas) on the issue of whether the procedure must be followed. Under the official comment noted above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

  By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the vehicle could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or CTL, or administrative error by state or local agencies, the notation of CTL's lien on the certificates should be sufficient to protect the Trust against the right of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a Receivable. If there are any vehicles as to which CTL failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of warranties under the related Pooling and Servicing Agreement and Purchase Agreement and would create an obligation of CTL to repurchase the related Receivable, unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

  Under the laws of most states, including California and Texas, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states, including

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

California and Texas, require surrender of a certificate of title to re-register a vehicle. Since CTL will have its lien noted on the certificates of title and the Servicer will retain possession of the certificates issued by most states in which Receivables were or will be originated, the Servicer would ordinarily learn of an attempt at re-registration through the request from the obligor to surrender possession of the certificate of title or would receive notice of surrender from the state of re-registration since the security interest would be noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

  In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of CTL's lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Financed Vehicles.

  Under the laws of most states, including California and Texas, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in a Financed Vehicle. In some states, a perfected security interest in a Financed Vehicle may take priority over liens for repairs.

  CTL will represent and warrant in each Purchase Agreement and Pooling and Servicing Agreement that, as of the date of issuance of the Certificates, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

Repossession

  In the event of a default by vehicle purchasers, the holder of a retail installment sale contract or an installment loan and security agreement has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the Servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the Financed Vehicle. The self-help repossession remedy is available under the UCC in most of the states, including California and Texas, in which Receivables have been or will be originated as long as the repossession can be accomplished without a breach of the peace.

  In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

  In the event of default by an obligor, some jurisdictions (not including California or Texas) require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. The written terms of the Receivables, however, may require such notice. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

  The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and, as permitted by law, reasonable attorneys' fees.

Deficiency Judgments and Excess Proceeds

  The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists, the UCC requires the lender to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common laws in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related financed vehicle may assert against the seller of the vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable.

  Under most state motor vehicle dealer licensing laws, including California and Texas, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of CTL's representations and warranties under each Purchase Agreement and Pooling and Servicing Agreement and would create an obligation of CTL to make certain indemnities and repurchase the Receivable unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

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

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

  CTL will represent and warrant in each Purchase Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of CTL's representations and warranties under the Purchase Agreement and would create an obligation of CTL to repurchase such Receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Other Limitations

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing an automobile, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Certificates, to the extent it relates to matters of law or legal conclusions with respect to the Trust being classified as a partnership represents the opinion of Silver, Freedman & Taff, L.L.P., counsel to the Depositor, subject to the assumptions or qualifications set forth herein. The discussion is directed to investors who will hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1996, as amended (the "Code") and does not purport to discuss all federal income taxes that may be applicable to the individual circumstances of particular investors which, or categories of holders (such as insurance companies, regulated investment companies or dealers in securities) who, may be subject to special rules under the Code. Further, the authorities on which this discussion, and the opinion as to partnership classification referred to below, are based are subject to change or potential differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences discussed below and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, prospective investors should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment is discussed herein. In addition to the United States federal income tax consequences described herein, prospective investors are advised to consider the state, local, foreign and other tax consequences that may be applicable to them in connection with the purchase, ownership and disposition of Certificates. Certificate Owners are advised to consult their tax advisors concerning all tax consequences applicable to them (including federal, state, local, foreign or other tax consequences) arising from the purchase, ownership and disposition of Certificates.

  Prior to the issuance of any Certificates by each Trust, an opinion of counsel to the Depositor will be delivered as to whether the Trust will be classified as a partnership or as a grantor trust for United States federal income tax purposes. The tax opinion as to partnership classification will be the same or substantially the same as the Silver, Freedman & Taff, L.L.P. opinion set forth under the heading "Tax Characterization of the Trust as a Partnership" in this Prospectus. Silver, Freedman & Taff, L.L.P. has agreed to deliver a tax opinion, based upon the assumption that current tax laws and interpretations thereof shall continue in full force and effect without modification, to the effect that if the Trust is not classified as a partnership for tax purposes, it will be classified as a grantor trust for United States federal income tax purposes. For purposes of the discussion set forth herein, references to the Trust, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and Certificates and the related terms, parties and documents applicable to such Trust.

  As discussed below, the United States federal income tax consequences to Certificate Owners will vary depending on whether the Trust is treated as a partnership or whether the Trust will be treated as a grantor trust under the Code. The Prospectus Supplement for each Series of Certificates will specify whether the Trust will be treated as a partnership (not taxable as a corporation) or a grantor trust. In addition, a copy of the tax opinion of Silver, Freedman & Taff, L.L.P., counsel to the Depositor, with respect to each Trust will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for the Series of Certificates issued by such Trust.

                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

Tax Characterization of the Trust as a Partnership

  In the opinion of Silver, Freedman & Taff, L.L.P., under current law, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. This opinion is based on the assumption that the terms of the Pooling and Servicing Agreement and related documents will be complied with, and that (i) the Trust will make a proper election not to be treated as an association taxable as a corporation pursuant to the final "check-the-box" regulations issued by the Department of the Treasury on December 17, 1996 and effective as of January 1, 1997, by timely filing Form 8832--Entity Classification Election, with the appropriate IRS service center as further provided in the Pooling and Servicing Agreement, and (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

  As a result of the Trust's tax classification, each Certificate Owner will be required to include in its gross income its pro rata share of the original issue discount accrued with respect to the Receivables whether or not cash is actually distributed to the Certificate Owner. See "--Discussion of Tax Consequences to Holders of the Certificates--Discount and Premium" and "Trusts Treated As Grantor Trusts--Stripped Bonds and Stripped Coupons--Original Issue Discount."

Discussion of Tax Consequences to Holders of the Certificates

  Treatment of the Trust as a Partnership. The Depositor and the Servicer will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including the holder of the Class IC Certificate). Although the proper characterization of the arrangement involving the Trust, the Certificates, the Depositor and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein, the related Pooling and Servicing Agreement will provide that an election to treat the Trust as a partnership shall be made under the "check-the-box" procedure described above under "Tax Characterization of the Trust as a Partnership."

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, original issue discount ("OID") and bond premium) and any gain upon collection or disposition of such Receivables. The Trust's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the related Pass-Through Rate for such month and interest, if any, on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any other amounts of income payable to the Certificate Owners for such month; and
(iv) in the case of an individual, such Certificate Owner's share of income corresponding to the miscellaneous itemized deductions described in the next paragraph. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. It is anticipated that all remaining taxable income of the Trust will be allocated to the Class IC Certificateholder. In the event the Trust issues interest-only Class I Certificates, the amount allocated to such Certificate Owners will equal the excess of (i) the Class I Pass-Through Rate times the Notional Principal Amount for such month over (ii) the portion of the amount distributed with respect to the Class I Certificates for such month that would constitute a return of basis if the Class I Certificates constituted an instrument described in Section 860G(a)(1)(B)(ii) of the Code, applying the principles of
Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption); provided, that no negative accruals shall be permitted, and, provided further, that other deductions derived by the Trust equal to the aggregate remaining capital account balances of the Class I Certificate Owners will be allocated to the Class I Certificates in proportion to the respective capital account balances immediately before the final redemption.

  An individual taxpayer's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Any net loss of the Trust will be allocated first to the Class IC Certificateholder to the extent of its adjusted capital account and then to the other Certificate Owners in the priorities set forth in the Pooling and Servicing Agreement to the extent of their respective adjusted capital accounts, and thereafter to the Class IC Certificateholder.

  The Trust intends to make all calculations relating to market discount income and amortization of premium with respect to both Simple Interest Receivables and Precomputed Receivables on an aggregate basis rather than a Receivable-by-Receivable basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificate Owners.

  Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

  If the Trust acquires the related Receivables at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such Receivables or to offset any such premium against interest income on such Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to make a deemed contribution of the assets of the Trust to a new partnership in exchange for interests in the Trust. Such interests in a new partnership would be deemed distributed to the partners of the Trust in liquidation thereof, which would not constitute a sale or exchange. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, to allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates (or notional principal amount, in the case of any interest only Certificates) owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Class IC Certificateholder, acting as tax matters partner for the Trust, will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust is expected to be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  The Class IC Certificateholder or the party named in the related Prospectus Supplement will be designated as the tax matters partner for each Trust in the related Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificate Owners. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificate Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

  Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificate Owner who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificate Owners will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                       TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of Grantor Trusts

  If specified in the related Prospectus Supplement, Silver, Freedman & Taff, L.L.P. will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

Discussion of Tax Consequences to Holders of the Certificates

  Characterization. Each Grantor Trust Certificateholder will be treated as the beneficial owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace. To the extent a particular Series provides for a Yield Supplement Account, each Grantor Trust Certificateholder will also be treated as the beneficial owner of a pro rata undivided interest in a contractual obligation of the Depositor to pay interest at the applicable Pass-Through Rates on the Grantor Trust Certificateholders' respective undivided interests in the Receivables for which the Note Rate is less than the sum of (i) the initial weighted average of the applicable Pass-Through Rates and (ii) the per annum rate used to calculate the Monthly Servicing Fee (such obligation, the "Yield Supplement Agreement"). In such case, however the Service could assert that the Certificates represent indebtedness of the Depositor either in their entirety or in an amount corresponding to the principal amount of the Receivables that are covered by the Yield Supplement Agreement for federal income tax purposes. The Depositor believes that, except as noted below, such a determination would not have a materially different effect on the timing or character of taxable income to Grantor Trust Certificateholders.

  Each Grantor Trust Certificateholder must allocate the amount it pays for its Grantor Trust Certificate between its interest in the Receivables and its interest in the other assets of the Trust, including, in particular, the Yield Supplement Agreement. Such allocation must be made based on the relative fair market values of the Receivables and the Yield Supplement Agreement. Because the Yield Supplement Deposit is not expected to be significant relative to the Certificate Principal Balance as of the Cutoff Date and because of the expected amortization method of reporting amounts received pursuant to the Yield Supplement Agreement (described below under "Yield Supplement Agreement"), such allocation will not be provided separately in reports to Grantor Trust Certificateholders. As further described below, a Grantor Trust Certificateholder would calculate separately its income realized with respect to the Receivables and its income with respect to the Yield Supplement Agreement.

  Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer, and its share of the income portion of payments on the Yield Supplement Agreement (as discussed below under "Yield Supplement Agreement"). The portion of each monthly payment to a Grantor Trust Certificateholder that is allocable to principal on the Receivables will represent a return of capital (other than accrued market discount not yet reported as income), and there will be a corresponding reduction in the tax basis of such Grantor Trust Certificateholder's undivided interest in the Receivables. Grantor Trust Certificateholders also will be entitled to amortize their basis in the Grantor Trust Certificates allocated to the Yield Supplement Agreement under one of the methods described below under "Yield Supplement Agreement."

  Under Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Code Section 67 provides, however, that if a Grantor Trust Certificateholder is an individual, estate, or trust, the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for post-1991 inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. To the extent either of such limitations apply, such Grantor Trust Certificateholder may have gross income in excess of interest received in cash without a corresponding deduction.

  A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below. In addition, each Grantor Trust Certificateholder must include accrued OID in its gross income regardless of such holder's method of accounting.

  For federal income tax purposes, the outstanding principal balance of each Rule of 78's Receivable as of the Cutoff Date is based on the Rule of 78's (the "Cutoff Date Scheduled Balance"). Because the Rule of 78's allocates a greater portion of the early payments on a Rule of 78's Receivable to interest than the actuarial method, the Cutoff Date Scheduled Balance of each Rule of 78's Receivable exceeds the amount that would have been its principal balance as of the Cutoff Date if each Rule of 78's Receivable had been amortized from origination under the actuarial method (such amount, the "Cutoff Date Actuarial Balance"). The purchase price paid by Grantor Trust Certificateholders for each Rule of 78's Receivable will reflect the Cutoff Date Actuarial Balance.

  The proper tax method for accounting for the Rule of 78's Receivables is uncertain. As described above, the Servicer and the Trustee intend to report income to Grantor Trust Certificateholders based on the actuarial method. However, prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78's method to account for interest on the Rule of 78's Receivables. A Grantor Trust Certificateholder will be furnished information for federal income tax purposes enabling him to report interest on the Rule of 78's Receivables, under the Rule of 78's method of accounting only upon written request to the Trustee, and payment of the costs of producing such information. In the event that a Grantor Trust Certificateholder reports taxable income based on the Rule of 78's method, such Grantor Trust Certificateholder should consult his or her tax advisor as to the application of the original issue and market discount rules with respect to the Rule of 78's Receivables.

  If a Rule of 78's Receivable is prepaid in full, any amount collected from the Obligor pursuant to the Rule of 78's Receivable in excess of the principal balance thereof and accrued interest thereon, computed using an actuarial method, will be paid to the Servicer. Such amount may be treated as additional income in the nature of a prepayment penalty to a Grantor Trust Certificateholder who had reported income with respect to the Rule of 78's Receivables on the actuarial method, and would be deductible only to the extent described above. Alternatively, such amount might be treated as an interest in the Rule of 78's Receivables retained by the Servicer, in which event it would not be included in a Grantor Trust Certificateholder's income.

Stripped Bonds and Stripped Coupons

  Original Issue Discount. Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, it appears that each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond, which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the "stated redemption price at maturity" (generally, principal and any interest which is not "qualified stated interest") of a debt instrument over its issue price. Based on the preamble to the Section 1286 Treasury Regulations, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing should be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the Receivables in a particular trust as to which there is "excess servicing" and that the remainder of such Receivables will not be treated as stripped bonds, but as undivided interests as described above.

  If the allocable purchase price paid by a Grantor Trust Certificateholder who purchases a Grantor Trust Certificate in its original public offering equals the portion of the principal balance of the Receivables that is allocable to its Grantor Trust Certificate, or is less than such principal balance by a statutorily defined de minimis amount, then there would be no original issue discount with respect to its interest in the Receivables. Furthermore, the allocation of a portion of the purchase price of a Grantor Trust Certificate to a Grantor Trust Certificateholder's undivided interest in the Yield Supplement Agreement will result in the Grantor Trust Certificateholder's acquisition of the related Receivables at a greater discount, and the purchase price so allocated may not be recovered at the same time or over the same period than if it had been allocated to such Receivables. See "--The Yield Supplement Agreement" below. Although the Service could assert that a Grantor Trust Certificateholder's basis in the Receivables should be determined on a Receivable-by-Receivable basis, a Grantor Trust Certificateholder will not have sufficient information with respect to the Receivables to allocate its basis in this manner. In addition, although the Service could assert that the income derived by a Grantor Trust Certificateholder from the Receivables should be determined on a Receivable-by-Receivable basis, income will be reported to Grantor Trust Certificateholders on an aggregate basis. If the Service were to require reporting on a Receivable-by-Receivable basis, a Grantor Trust Certificateholder's recognition of income could be accelerated or decelerated. Moreover, because the interest rates of the Receivables vary significantly, the allocation of basis and computation of income on a Receivable-by-Receivable basis could have a more significant effect on the income of a Grantor Trust Certificateholder than it would if the Receivables had more uniform characteristics. It is not anticipated that Grantor Trust Certificates will be issued with greater than de minimis OID.

  To the extent the rules of the Code relating to OID (Sections 1271 though 1273 and 1275) are applicable to a person comparable to a Grantor Trust Certificateholder that acquires an undivided interest in a stripped bond issued or acquired with OID, such person must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. It is not clear whether such OID will be determined under Code Section 1272(a)(6), applicable to debt instruments whose payments may be accelerated by prepayments on underlying obligations. It is anticipated that such approach will be used, with OID accruals based on a constant interest method and a prepayment assumption indicated in such Prospectus Supplement. In the case of an original Grantor Trust Certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the Grantor Trust Certificates and (ii) any payments received during such accrual period, and subtracting from the total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the Grantor Trust Certificates will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent Grantor Trust Certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The Servicer will report to all Grantor Trust Certificateholders as if they were original holders.

  With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Grantor Trust Certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

  Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 though 1278 to the extent an undivided interest in a Receivable or stripped bond is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable or stripped bond allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

  A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable or stripped bond for an amount that is greater than its stated redemption price at maturity of such Receivable or stripped bond, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, the premium is allocated among the interest payments on the Receivables or stripped bonds to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables or stripped bonds.

  Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

The Yield Supplement Agreement

  The manner in which income with respect to the Yield Supplement Agreement should be accrued is not clear. Moreover, the sum of the income and deductions properly reportable by a Grantor Trust Certificateholder in any taxable year may not equal the amounts that would be reportable if a Grantor Trust Certificateholder held, instead of an interest in the Receivables and in the Yield Supplement Agreement, either (i) a debt instrument bearing interest at the related Pass-Through Rate or (ii) an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the related Pass-Through Rate plus the rate equivalent to the Monthly Servicing Fee. It is possible that a Grantor Trust Certificateholder will be required to report as income on a current basis its pro rata share of all amounts received by the Trust pursuant to the Yield Supplement Agreement. In such event, the Grantor Trust Certificateholder should be entitled to amortize in some manner the portion of the purchase price paid for its Grantor Trust Certificate that is allocable to its pro rate interest in the Yield Supplement Agreement. It is not clear whether such amortization deduction would be computed in a manner reflecting a constant yield method, pro rata method, straight-line method, or some other method of amortization. It is not clear whether, and to what extent, the amounts includable in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. In addition, to the extent that the amounts payable pursuant to the Yield Supplement Agreement in respect of Receivables for which the Note Rate is less than the sum of the initial weighted average of the applicable Pass-Through Rates and the per annum rate used to calculate the Monthly Servicing Fee decline during any period as a result of prepayments on such Receivables, it is possible that a portion of the amount amortizable by the Grantor Trust Certificateholder during such period would be treated as a capital loss (which would not offset ordinary income) rather than as an ordinary deduction. It is anticipated that the Servicer will employ an amortization method in reporting to Grantor Trust Certificateholders that results in net income with respect to the related Receivable at the applicable Pass-Through Rate. Grantor Trust Certificateholders are advised to consult their own tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

Treatment of Losses

  Grantor Trust Certificateholders on the accrual method of accounting will be required to report income with respect to the Grantor Trust Certificates without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Receivables, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Grantor Trust Certificate, particularly a subordinate Grantor Trust Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Grantor Trust Certificateholders that are corporations or that hold the Grantor Trust Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Grantor Trust Certificates becoming wholly or partially worthless, and that, in general, Grantor Trust Certificateholders that are not corporations and do not hold the Grantor Trust Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Grantor Trust Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Grantor Trust Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Grantor Trust Certificates is reduced to reflect losses resulting from any liquidated Receivables. The Service, however, could take the position that if the "stripped bond" rules of the Code are applicable, non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the affected Receivables remaining in the Trust have been liquidated or the applicable class of Grantor Trust Certificates has been otherwise retired Grantor Trust Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Grantor Trust Certificates. Losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Grantor Trust Certificates.

Sale or Exchange of a Grantor Trust Certificate

  Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by any market premium amortized by the Depositor and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of
Section 1221 (except in the case of gain attributable to accrued market discount, as noted above under "--Stripped Bonds and Stripped Coupons--Market Discount"), and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

Foreign Grantor Trust Certificates

  Non-U.S. Persons. Interest or OID paid to non-U.S. Owners of Grantor Trust Certificates will be treated as "portfolio interest" for purposes of United States withholding tax. Such interest (including OID, if any) attributable to the underlying Receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (i) the Non-U.S. Certificate Owner is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the Receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any Obligor on the Receivables and (ii) such Certificate Owner fulfills certain certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. For this purpose "United States person" means a citizen or resident of the United States, a corporation, partnership other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in gross income for United States federal income tax purposes, without regard to its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such Certificate Owner, such owner will be subject to United States federal income tax thereon at graduated rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

Information Reporting and Backup Withholding

  The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, a 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                                   *   *   *

  THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plan"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code) unless a statutory or administrative exemption is available. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code. Certain parties in interest or disqualified persons that participate in a prohibited transaction may be subject to a penalty or excise taxes, unless a statutory or administrative exemption is available.

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal, state and local law, and, before purchasing a Certificate, a fiduciary of such a plan should itself confirm the compliance with such laws. Any such plan that is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code. Violation of the prohibited transaction rules may result in the denial of the plan's exempt status.

  Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates if assets of the Trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Certificates of a given Series will be discussed in the related Prospectus Supplement.

  A plan fiduciary considering the purchase of Certificates of a given Series should consult its legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

  The United States Department of Labor has granted to the underwriter (or in the case of series offered by more than one underwriter, the lead underwriter) named in each Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption might apply to the acquisition, holding and resale of nonsubordinated Certificates (referred to herein as "Senior Certificates") by a Plan, provided that certain conditions and requirements set forth therein (certain of which are described below) are met.

  Among the conditions that must be satisfied for the Exemption to apply to the Senior Certificates are the following:

    (1) The Trust is considered to consist solely of obligations which bear interest or are purchased at a discount and which are secured by motor vehicles or equipment, or "qualified motor vehicle leases" (as defined in the Exemption), property that had secured such obligations or qualified motor vehicle leases, cash or temporary investments maturing no later than the next date on which distributions are to be made to the Senior Certificate Owners, and rights of the Trustee under the Pooling and Servicing Agreement and under credit support arrangements with respect to such obligations or qualified motor vehicle leases.

    (2) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (3) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (4) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.;

    (5) The related Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (6) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Contracts to the related Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the related Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (7) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least 50% of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed 25% of all of the Senior Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of the benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, any underwriter, the related Trustee, the Servicer, any obligor with respect to Contracts included in the related Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

  Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Trust constitutes a "trust" for purposes of the Exemption, (ii) the Senior Certificates constitute "certificates" for purposes of the Exemption and (iii) the conditions and the other requirements set forth in the Exemption would be satisfied. A fiduciary of an ERISA Plan should also determine whether the purchase of Senior Certificates is consistent with certain general fiduciary requirements imposed under Section 404 of ERISA, including those of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. The sale of Senior Certificates to a Plan is in no way a representation by the Depositor or underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

  Under current law, the purchase and holding of Certificates other than Senior Certificates by or on behalf of a Plan may constitute or result in prohibited transactions within the meaning of ERISA and the Code. Such Certificates may not be acquired by Plans or by persons acting on behalf of or investing the assets of Plans.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to a given Series (the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Certificates of the related Series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the underwriter or several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Certificates described therein that are offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Certificates being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates or (ii) specify that the related Certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

  Each Underwriting Agreement will provide that CTL, the Depositor and Bay View will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Each Trust may, from time to time, invest the funds in the related Accounts in Eligible Investments acquired from such underwriters. Pursuant to each Underwriting Agreement, the closing of the sale of any class of Certificates subject thereto will be conditioned on the closing of the sale of all other classes of Certificates of such Series. The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates of any Series will be passed upon for the related Trust, the Depositor and the Servicer by Silver, Freedman & Taff, L.L.P., Washington, D.C., and for the underwriters by Cadwalader, Wickersham & Taft, New York, New York or such other firm as shall be identified in the related Prospectus Supplement. Certain federal income tax and other matters will be passed upon for each Trust by Silver, Freedman & Taff, L.L.P. or such other firm as shall be identified in the related Prospectus Supplement.

                           INDEX OF PRINCIPAL TERMS

  Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

   Term                                                                 Page
   ----                                                             ------------
Actuarial Receivables..............................................           18
Additional Vehicle Costs...........................................           17
Advance............................................................            7
Approved Rating....................................................           27
Bay View...........................................................           12
Cash Collateral Account............................................           30
Cede...............................................................           15
Certificate Account................................................           26
Certificate Balance................................................            5
Certificate Owners.................................................           22
Certificate Pool Factor............................................           20
Certificateholders.................................................            6
Certificates....................................................... Prosp. Cover
Class Certificate Balance..........................................            3
Closing Date.......................................................            5
Code...............................................................           10
Collection Period..................................................            9
Commission.........................................................            2
Contracts..........................................................            5
Contract Rate......................................................            8
CTL................................................................            3
Cutoff Date........................................................            5
Cutoff Date Actuarial Balance......................................           43
Cutoff Date Scheduled Balance......................................           43
Dealers............................................................            5
Definitive Certificates............................................           23
Depositor..........................................................            3
Distribution Date..................................................           21
DTC................................................................           15
Eligible Deposit Account...........................................           27
Eligible Institution...............................................           27
Eligible Investments...............................................           27
ERISA..............................................................           10
ERISA Plans........................................................           49
Events of Default..................................................           31
Exchange Act.......................................................            2
Exemption..........................................................           49
FDIC...............................................................           12
Final Scheduled Distribution Date..................................
Final Scheduled Maturity Date......................................            8
Financed Vehicles..................................................            5
FTC Rule...........................................................           36
Funding Period.....................................................            6
Grantor Trust Certificates.........................................           42
Grantor Trust Certificateholders...................................           42
Indirect Participants..............................................           22

   Term                                                                 Page
   ----                                                             ------------
Insolvency Laws....................................................           20
Interest Shortfall.................................................            7
Investment Income..................................................           27
IRS................................................................           37
Moody's............................................................           28
Obligor............................................................            8
OID................................................................           39
Participants.......................................................           22
Pass-Through Rate..................................................            3
Payaheads..........................................................           18
Payahead Account...................................................           26
Plans..............................................................           49
Plan Assets Regulations............................................           49
Pooling and Servicing Agreement....................................            3
Pool Balance.......................................................            8
Precomputed Receivables............................................           18
Pre-Funded Amount..................................................            5
Pre-Funding Account................................................            5
Prospectus Supplement.............................................. Prosp. Cover
Purchase Agreement.................................................            5
Purchase Amount....................................................           25
Purchased Receivable...............................................           25
Rating Agency......................................................           10
Receivables........................................................ Prosp. Cover
Receivables Pool...................................................           15
Registration Statement.............................................            2
Restricted Group...................................................           50
Rules..............................................................           22
Rule of 78's Receivables...........................................           18
Section 1286 Treasury Regulations..................................           44
Senior Certificates................................................           50
Series............................................................. Prosp. Cover
Servicer........................................................... Prosp. Cover
Servicing Fee......................................................           29
Servicing Fee Rate.................................................           29
Simple Interest Receivables........................................           18
Standard & Poor's..................................................           28
Strip Certificates.................................................            3
Subsequent Receivables.............................................            6
Subsequent Transfer Date...........................................           25
Tax Favored Plans..................................................           49
Transfer and Servicing Agreements..................................           24
Trust.............................................................. Prosp. Cover
Trust Accounts.....................................................           27
Trustee............................................................            3
UCC................................................................           12
Underwriting Agreement.............................................           51
Yield Supplement Agreement.........................................           43

$246,773,107


BAY VIEW 1999-LG-1 AUTO TRUST

Bay View Securitization Corporation,
  as depositor

Bay View Acceptance Corporation,
  as servicer

$42,750,000 Class A-1 Automobile Receivable Backed Certificates $97,000,000 Class A-2 Automobile Receivable Backed Certificates $55,000,000 Class A-3 Automobile Receivable Backed Certificates $52,023,107 Class A-4 Automobile Receivable Backed Certificates
$184,645,582   Class I Interest Only Certificates


                          ____________________________

                             Prospectus Supplement
                          ____________________________


PaineWebber Incorporated                        Morgan Stanley Dean Witter

                          ____________________________


     You should rely only on the information contained or incorporated by
reference in its prospectus supplement and the accompanying prospectus.   We
have not authorized anyone to provide you with different or additional information.

     We are not offering the offered certificates in any state where the offer is not permitted.

     Dealers will deliver this prospectus supplement and prospectus when acting as underwriters of the offered certificates with respect to their unsold
allotments or subscriptions.   In addition, all dealers selling the offered
certificates will deliver this prospectus supplement and prospectus until March 13, 2000.